                                                                     EXHIBIT 2.1

                                DATED 7 JUNE 2006

                        BRILLIANCE CHINA FINANCE LIMITED

               (FORMERLY KNOWN AS GOLDCOSMOS INVESTMENTS LIMITED)
                                    AS ISSUER

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
                                   AS COMPANY

                                       AND

                       THE BANK OF NEW YORK, LONDON BRANCH
                                   AS TRUSTEE

                                   ----------

                                   TRUST DEED
                                  CONSTITUTING
             US$182,678,000 ZERO COUPON GUARANTEED CONVERTIBLE BONDS
                       DUE 2011 CONVERTIBLE INTO SHARES OF
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED
      (SUBJECT TO AN OPTION IN RESPECT OF US$30,000,000 PRINCIPAL AMOUNT OF
                               CONVERTIBLE BONDS)

                                   ----------

                                  HERBERT SMITH

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                                TABLE OF CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
1.  INTERPRETATION.......................................................     0
2.  AMOUNT OF THE BONDS AND COVENANT TO PAY..............................     6
3.  FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS...............    10
4.  STAMP DUTIES AND TAXES...............................................    11
5.  COVENANTS RELATING TO THE CONVERSION RIGHTS..........................    12
6.  NOTICES RELATING TO THE CONVERSION RIGHTS............................    15
7.  ADJUSTMENTS TO THE CONVERSION PRICE..................................    18
8.  APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE........................    26
9.  GENERAL COVENANTS....................................................    27
10. REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE......................    30
11. PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT
    2000.................................................................    32
12. LIABILITY OF THE TRUSTEE.............................................    38
13. WAIVER AND PROOF OF DEFAULT..........................................    38
14. TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS...................    39
15. MODIFICATION.........................................................    39
16. APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE...................    40
17. COMMUNICATIONS.......................................................    41
18. FURTHER ISSUES.......................................................    42
19. CURRENCY INDEMNITY...................................................    42
20. GOVERNING LAW, THIRD PARTY RIGHTS AND JURISDICTION...................    43
21. SATISFACTION AND DISCHARGE OF TRUST DEED; UNCLAIMED MONEYS...........    44
22. ENFORCEMENT..........................................................    44
23. NOTIFICATION TO THIRD PARTIES BY THE TRUSTEE.........................    45
24. COUNTERPARTS.........................................................    45

SCHEDULE 1...............................................................    46
FORM OF CERTIFICATE......................................................    46

SCHEDULE 2...............................................................    82
FORM OF GLOBAL CERTIFICATE...............................................    82

SCHEDULE 3...............................................................    89
PROVISIONS FOR MEETINGS OF BONDHOLDERS...................................    89

THIS TRUST DEED is made on 7 June 2006

BETWEEN:

(1) BRILLIANCE CHINA FINANCE LIMITED (formerly known as Goldcosmos Investments Limited) (Company Number: 1018720), a company incorporated with limited liability in the British Virgin Islands whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "ISSUER");

(2) BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED (Company Number: EC-17455), a company incorporated with limited liability in Bermuda whose registered office is at Cedar House, 41 Cedar Avenue, Hamilton, HM 12, Bermuda and whose principal place of business in Hong Kong is at Suites 1602-5, Chater House, 8 Connaught Road Central, Hong Kong (the "COMPANY"); and

(3) THE BANK OF NEW YORK, ACTING THROUGH ITS LONDON BRANCH whose principal London office is situated at One Canada Square, 48th Floor, London E14 5AL, United Kingdom (the "TRUSTEE"), which expression, where the context so admits, includes all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A) The Issuer has (pursuant to resolutions of its Board of Directors dated 8 May 2006) authorised the issue of US$182,760,000 Zero Coupon Guaranteed Convertible Bonds due 2011 (the "FIRM BONDS") and has granted to Citigroup Global Markets Limited an option to subscribe for up to an additional US$30,000,000 principal amount of such convertible notes (the "OPTIONAL BONDS" and together with the Firm Bonds, the "BONDS")), which are to be constituted by this Trust Deed.

(B) The Company has authorised the giving of the guarantee and the grant of the rights of conversion in respect of the Bonds (pursuant to resolutions of its Board of Directors dated 8 May 2006 and the approval of the shareholders of the Company in a Special General Meeting held on 1 June
     2006).

(C) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(D) The parties to this Trust Deed intend that this Trust Deed takes effect as a deed notwithstanding that the Trustee may execute this Trust Deed under hand.

IT IS AGREED:

1.   INTERPRETATION

1.1  DEFINITIONS

     The following expressions have the following meanings:

     "ACCOUNTS" means, in relation to a Fiscal Period, the Company's balance sheet and income statements for that Fiscal Period, which shall be consolidated if the Company has Subsidiaries the accounts of which should be consolidated under the laws or regulations of Hong Kong or under auditing standards or practices generally accepted in Hong Kong;

     "AGENCY AGREEMENT" means the Paying and Conversion Agency Agreement dated on or about the date of this Trust Deed, as supplemented from time to time, between the Issuer, the Company, the Trustee, the Registrar, the Principal Agent, the Conversion Agent, the Paying Agent and the Transfer Agent, whereby the Agents are appointed and includes any other agreements related to it, as supplemented from time to time, approved in writing by the Trustee appointing Successor Agents and/or a Successor Registrar;

     "AGENTS" means the Principal Agent, the Paying Agent, the Conversion Agent, the Transfer Agent, the Registrar and the other paying, conversion and transfer agents appointed under the Agency Agreement, at their specified offices, and their Successors;

     "ALTERNATIVE STOCK EXCHANGE" has the meaning set out in Condition 6(d);

     "AUDITORS" means the auditors for the time being of the Company or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed or the Conditions, such other firm of auditors as may be nominated by the Company and approved by the Trustee (such approval not to be unreasonably withheld or delayed);

     "BONDHOLDER" or, in respect of a Bond, "HOLDER" means a person in whose name a Bond is registered in the register of Bondholders;

     "BUSINESS DAY" means a day other than a Saturday or a Sunday on which commercial banks are open for business in London, New York, Hong Kong and the city in which the specified office of each Agent is located;

     "CERTIFICATE" means a certificate, substantially in the form set out in
     Schedule 1, issued in the name of the holder of one or more Bonds; and, except in Clause 3, includes the Global Certificates;

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, incorporated under the laws of the Grand Duchy of Luxembourg or any successor securities clearing agency;

     "COMMON DEPOSITORY" means The Bank of New York, London branch in its capacity as common depository for Euroclear and Clearstream;

     "CONDITIONS" means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to Bonds in respect of which a Global Certificate is issued, by the provisions of the Global Certificates, and any reference to a particularly numbered Condition shall be construed accordingly;

     "CONVERSION AGENT" means The Bank of New York, London branch at its specified office at 48th Floor, One Canada Square, London, E14 5AL, United Kingdom, any successor Conversion Agent appointed under the Agency Agreement at its specified office;

     "CONVERSION DATE" has the meaning set out in Condition 6(b)(i);

     "CONVERSION NOTICE" means the written notice in a form previously approved by the Trustee required to accompany Certificates deposited for the purposes of conversion of Bonds, the initial form of which is set out in
     Schedule 1 to the Agency Agreement;

     "CONVERSION PERIOD" has the meaning set out in Condition 6(a)(i);

     "CONVERSION PRICE" has the meaning set out in Condition 6(a)(iii);

     "CONVERSION RIGHT" has the meaning set out in Condition 6(a)(i);

     "CURRENT MARKET PRICE" has the meaning set out in Condition 6(d);

     "DEFINITIVE CERTIFICATE" has the meaning ascribed to it in the Global Certificates;

     "DISTRIBUTION" has the meaning set out in Condition 6(d);

     "EARLY REDEMPTION AMOUNT" has the meaning set out in Condition 8(b);

     "EMPLOYEE SHARE SCHEME" means any scheme approved by the Company at a general meeting (whether before or after the date hereof) and in compliance with the requirements of the Listing Rules (or if applicable, the listing rules of an Alternative Stock Exchange) pursuant to which Shares or other securities (including rights or options) are or may be offered or granted to employees (including directors) or former employees of the Issuer, the Company, its Subsidiaries and/or associated companies, or persons related to such employees (including directors) or former employees or eligible participants of such scheme, provided that such issues do not amount to, or entitle such persons to subscribe, Shares in excess of 10 per cent. of the average number of issued Shares during any 12 months;

     "EQUIVALENT AMOUNT" has the meaning set out in Condition 6(b)(iii);

     "ENCUMBRANCE" has the meaning set out in Condition 3;

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency;

     "EVENT OF DEFAULT" means any of the events described in Condition 10;

     "EXTRAORDINARY RESOLUTION" has the meaning set out in Schedule 3;

     "FAIR MARKET VALUE" has the meaning set out in Condition 6(d);

     "FISCAL PERIOD" means, as the context may require, a period:

     (a)  commencing on 1 January and ending on the succeeding 31 December, or

     (b) commencing on 1 January and ending on the date of its financial year end, if the Company shall change its financial year so as to end on a date other than 31 December, the foregoing shall be amended as necessary;

     "GLOBAL CERTIFICATES" means the single Global Certificate for the Firm Bonds and the single Global certificate for the Optional Bonds (if the Optional Bonds are issued after the date of this Trust Deed) both substantially in the form set out in Schedule 2 issued in respect of all the Bonds;

     "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

     "HONG KONG STOCK EXCHANGE" means The Stock Exchange of Hong Kong Limited;

     "LISTING RULES" means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

     "MATERIAL SUBSIDIARY" has the meaning set out in Condition 5(b)(iv);

     "NON-ASSESSABLE", in relation to securities, including the Shares, means that, when issued, those securities are not subject to any further calls by the Company for, or any other provisions which could require, further payments or contributions from their holders;

     "OUTSTANDING" means, in relation to the Bonds, all the Bonds issued except:

     (a)  those which have been redeemed in accordance with the Conditions;

     (b) those in respect of which the date for redemption has occurred and the redemption moneys and all accrued interest have been duly paid to or to the order of the Trustee as provided in Clause 2;

     (c) those in respect of which claims have become prescribed under Condition 11;

     (d) those which have been purchased and cancelled by the Issuer, the Company or any of their respective Subsidiaries as provided in the Conditions;

     (e) those in respect of which the Conversion Right has been duly exercised and discharged (and, for the avoidance of doubt, a Bond in respect of which a Conversion Date has occurred shall be deemed to remain outstanding until the Conversion Right has been satisfied and discharged even if the name of the holder is removed from the register during the conversion process);

     (f) those mutilated or defaced Bonds which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 14;

     (g) any Global Certificate to the extent that it shall have been exchanged for another Global Certificate in respect of the Bonds or for the Bonds in definitive form pursuant to its provisions;

     and provided that for the purposes of:

     (i) ascertaining the right to attend and vote at any meeting of the Bondholders;

     (ii) determining how many Bonds are outstanding for the purposes of Conditions 10, 12 and 13 and Schedule 3;

     (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and

     (iv) the certification or determination (where relevant) by the Trustee as to whether any event, circumstance, matter or thing is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, the Company or any of their respective Subsidiaries and not yet cancelled shall (unless no longer so held) be deemed not to remain outstanding;

     "PAYING AGENT" means The Bank of New York, London branch at its specified office at 48th Floor, One Canada Square, London E14 5AL, United Kingdom;

     "POTENTIAL EVENT OF DEFAULT" means an event or circumstance which would with the giving of notice and/or the lapse of time and/or the issuing of a certificate become an Event of Default;

     "PRINCIPAL AGENT" means The Bank of New York, London branch at its specified office at One Canada Square, 48th Floor, London, E14 5AL, United Kingdom or any Successor Principal Agent appointed under the Agency Agreement at its specified office;

     "RECORD DATE" means a date fixed by or pursuant to the articles of association of the Company or otherwise specified for the purpose of determining entitlements to dividends or other distributions to, or rights of, holders of Shares;

     "REGISTRAR" means The Bank of New York at its specified office at 101 Barclay Street, Floor 21W, New York, NY 10286, United States of America or any Successor Registrar appointed under the Agency Agreement at its specified office;

     "RELEVANT CASH DIVIDEND" has the meaning set out in Condition 6(d);

     "RELEVANT INDEBTEDNESS" has the meaning set out in Condition 3;

     "RELEVANT STOCK EXCHANGE" means at any time, in respect of the Shares, the Hong Kong Stock Exchange or the Alternative Stock Exchange;

     "SCRIP DIVIDEND" has the meaning set out in Condition 6(d);

     "SGX-ST" means the Singapore Exchange Securities Trading Limited;

     "SHARES" means the ordinary shares of par value US$0.01 each of the Company;

     "SHAREHOLDER" means the person in whose name a Share is registered;

     "SPECIFIED OFFICE" means, in relation to an Agent or the Registrar the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.1.18;

     "SUBSIDIARY" has the meaning set out in Condition 5(b)(iii);

     "SUCCESSOR" means, in relation to the Agents or the Registrar, such other or further person as may from time to time be appointed by the Issuer as an Agent or the Registrar with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9.1.18;

     "TRADING DAY" has the meaning set out in Condition 6(d);

     "TRANSFER AGENT" The Bank of New York, London branch at its specified office at 48th Floor, One Canada Square, London, E14 5AL, United Kingdom, any successor Transfer Agent appointed under the Agency Agreement at its specified office;

     "THIS TRUST DEED" means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

     "TRUST CORPORATION" means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2  CONSTRUCTION OF CERTAIN REFERENCES

     References to:

     1.2.1 costs, charges, liabilities, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

     1.2.2 "HONG KONG DOLLARS" is to the lawful currency for the time being of Hong Kong;

     1.2.3 "US DOLLARS" and "US$" are the lawful currency for the time being of the United States of America;

     1.2.4 a Schedule or a Clause or a sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

     1.2.5 an action, remedy or method of judicial proceedings for the enforcement of rights of creditors include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto; and

     1.2.6 references in this Trust Deed and the Conditions to the consent or approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interests.

1.3  HEADINGS

     Headings shall be ignored in construing this Trust Deed.

1.4  SCHEDULES

     The Schedules are part of this Trust Deed and have effect accordingly.

1.5  DEFINITIONS IN CONDITIONS

     Terms defined in the Conditions shall, unless otherwise defined herein, have the same meanings when used in the main body of this Trust Deed.

2.   AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1  AMOUNT OF THE BONDS

     The aggregate principal amount of the Firm Bonds is limited to US$182,678,000 and the aggregate principal amount of the Optional Bonds is limited to US$30,000,000.

2.2  COVENANT TO PAY

     Each of the Issuer and the Company will, not later than one Business Day prior to any date when the Bonds or any of them become due to be redeemed unconditionally, pay or procure to be paid to or to the order of the Trustee in London in immediately available funds the principal amount and/or Early Redemption Amount of the Bonds becoming due for redemption on that date (to be received by 10.00 a.m. London time) together with any applicable premium (if any) and will (subject to the Conditions), until such payment (both before and after judgment or any other order of a court of competent jurisdiction), unconditionally so pay or procure to be paid to or to the order of the Trustee interest in US Dollars on the principal amount and/or Early Redemption Amount of the Bonds outstanding as set out in the Conditions provided that:

     2.2.1 every payment of any sum due in respect of the Bonds made to the Principal Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in the Principal Agent's subsequent payment to the relevant Bondholders under the Conditions; and

     2.2.2 a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due (including interest accrued) has been received by the Principal Agent or the Trustee and notice to that effect has been given to Bondholders (if required under Clause 9.1.16) except to the extent that there is failure in the subsequent payment to the relevant Bondholders under the Conditions.

     The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3  DISCHARGE

     Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Company or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer, the Company or the Trustee, as the case may be.

2.4  PAYMENT AFTER A DEFAULT

     At any time after an Event of Default or a Potential Event of Default has occurred and is continuing the Trustee may (but shall not be required to) and shall if directed by an extraordinary resolution of the holders of the Bonds or, if so requested in writing by the holders of not less than 20 percent in principal amount of the Bonds then outstanding subject in each case to the Trustee being indemnified and/or secured to its satisfaction by the holder of the Bonds:

     2.4.1 by notice in writing to the Issuer, the Company, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:

          (A) to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee's liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and after application of such sums in accordance with Clause 8 in satisfaction of payment of sums, other than those referred to in Clause 5.6 of the Agency Agreement) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

          (B) to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice or subsequently, provided that this Clause 2.4.1(B) and Clause 5.6.2 of the Agency Agreement shall not apply to any documents or records which the Principal Agent, the Registrar or the relevant Agent is obliged not to release by any law or regulation to which it is subject; and

     2.4.2 by notice in writing to the Issuer and the Company require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Agent.

2.5  GUARANTEE AND INDEMNITY

     2.5.1 GUARANTEE

          The Company unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed or the Bonds by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Company will pay that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 before close of business on that date in the city to which payment is so to be made. All payments under the Guarantee by the Company will be made subject to Condition 9 and Clause 4.2.

     2.5.2 COMPANY AS PRINCIPAL DEBTOR

          As between the Company, the Trustee and the Bondholders but without affecting the Issuer's obligations, the Company will be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability as if it were the sole principal debtor (including (i) any time, indulgence, waiver or consent at any time given to, or composition with, the Issuer or an other person, (ii) the release of the Issuer or any other person under the terms of any composition or arrangement with any creditor of the Issuer or any other person, (iii) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not onerous) or replacement of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (iv) the making or absence of any demand on the Issuer or any other person for payment, (v) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity, (vi) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, the Issuer or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security,
          (vii) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Issuer or any other person, (viii) this Trust Deed or the Bonds not being executed by or binding against the Company or any other party, (ix) the insolvency, dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (x) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer's obligations under any of them).

     2.5.3 COMPANY'S OBLIGATIONS CONTINUING

          The Company's obligations under this Trust Deed are and will remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed or the Bonds regardless of any intermediate payment, redemption or discharge. Furthermore, those obligations of the Company are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Company or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Company irrevocably waives all notices and demands of any kind.

     2.5.4 EXERCISE OF COMPANY'S RIGHTS

          So long as any sum remains payable under this Trust Deed or the Bonds:

          (A) any right of the Company, by reason of the performance of any of its obligations under this Clause:

               (1)  to be indemnified by the Issuer;

               (2) to claim any contribution from any other guarantor of or provider of security for the Issuer's obligations under the Trust Deed, the Bonds or any other obligations;

               (3) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bondholders or of any other guarantee or security taken pursuant to, or in connection with, the Trust Deed or the Conditions; and/or

               (4) to claim any set-off or counterclaim against the Issuer or any other person liable or claim or prove in competition with the Bondholders in the bankruptcy or liquidation of the Issuer or any other person liable or have the benefit of, or share in, any payment from or composition with, the Issuer or any other person liable or any other security now or hereafter held by the Trustee on behalf of the Bondholders in respect of the obligations of the Issuer or for the obligations or liabilities of any other person liable but so that, if so directed by the Trustee, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of the Issuer on terms that the benefit of such proof and of all of the money received by it in respect thereof shall be held on trust for the Bondholders and applied in or towards discharge of the obligations of the Issuer and the Company in such manner as the Trustee shall deem appropriate, will be exercised and enforced by the Company only in such manner and on such terms as the Trustee may require or approve; and

          (B) any amount received or recovered by the Company (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in Clause 9.1 but so that nothing in this Clause 2.5.4 shall be construed as creating a charge or any other security interest.

     2.5.5 SUSPENSE ACCOUNTS

          Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Company to the Trustee in accordance with this Clause 2) in respect of any sum payable by the Company under this Trust Deed or the Bonds may be placed in an interest-bearing suspense account and kept there for so long as the Trustee reasonably thinks fit.

     2.5.6 AVOIDANCE OF PAYMENTS

          The Company shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or any Bond and shall in any event pay to the Trustee or such Bondholders on demand the amount as refunded by it.

     2.5.7 DEBTS OF THE ISSUER

          If any moneys become payable by the Company under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Company.

     2.5.8 INDEMNITY

          As separate, independent and alternative stipulations, the Company unconditionally and irrevocably agrees (i) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Company, the Trustee or any Bondholder) not recoverable from the Company on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (ii) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

     2.5.9 TRUSTEE EXCEPTED

          Nothing in this Clause shall affect the right of the Trustee to be paid all amounts due to it under Clause 10 all of which amounts will be payable on an unsubordinated basis and will rank equally with claims of the unsubordinated creditors of the Company.

     2.5.10 TRUSTEE'S AUTHORITY

          If the Company fails to claim or prove in the liquidation or bankruptcy of the Issuer promptly upon being directed to do so by the Trustee as contemplated by Clause 2.5.4(A):

          (A) the Trustee may, and is irrevocably authorised on behalf the Company to, file any claims or proofs in such liquidation or bankruptcy on its behalf; and

          (B) the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the Issuer or their proceeds is directed to pay distributions on the obligations or liabilities of the company direct to the Trustee on behalf of the Bondholders until all amounts which may be or become payable by the Issuer under or in connection with the Trust Deed and the Bonds have been irrevocably paid in full.

3.   FORM OF THE BONDS AND CERTIFICATES; ISSUE OF THE BONDS

3.1  THE GLOBAL CERTIFICATES

     On issue of the Bonds, the Global Certificate substantially in the form of
     Schedule 2 will be issued in respect of the aggregate principal amount of the Bonds; provided that if the Optional Bonds are to be issued on a date after this Trust Deed, an additional Global Certificate in the form of
     Schedule 2 shall be issued in respect of the aggregate principal amount of the Optional Bonds. The Global Certificate will be registered in the name of a nominee of the Common Depository on the condition that such nominee shall hold the same for the account of the persons who would otherwise be entitled to receive the Certificates in respect of the Bonds and successors to such persons as appearing in the records of Euroclear and Clearstream for the time being. Upon receipt of a Global Certificate, Euroclear and Clearstream will credit each holder of the Bonds with a principal amount of Bonds equal to the principal amount thereof for which such holder of the Bonds has subscribed and paid. The Global Certificates need not be security printed. The Bonds evidenced by the Global Certificates shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as Bonds evidenced by individual Definitive Certificates.

3.2  THE DEFINITIVE CERTIFICATES

     The Definitive Certificates, if issued, shall be in denomination of US$1,000 each, will be security printed in accordance with all applicable legal and stock exchange requirements and will be substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3  SIGNATURE

     The Global Certificates (and the Definitive Certificates, if issued) will be signed manually or in facsimile by one or more directors or officers duly authorised for the purpose, or manually or in facsimile by any duly authorised attorney of the Issuer, and authenticated manually by or on behalf of the Registrar. The Issuer may use the signature of any person who at the date of this Trust Deed is an authorised officer or attorney, as the case may be, of the Issuer even if at the time of issue of any Definitive Certificate or the Global Certificates he no longer holds such office and the

     Bonds in respect of which the Global Certificate or a Definitive Certificate is so executed and authenticated will be binding and valid obligations of the Issuer.

3.4  NOTATION

     Upon full or partial redemption of any of the Bonds for any reason, a notation will be made by the Registrar in the register reflecting such event (or, in the case of any Definitive Certificates that are outstanding, such Certificates shall be surrendered to the Registrar and in the case of partial redemption, new Definitive Certificates shall thereupon be issued in appropriate amounts).

3.5  ISSUE

     Issue and delivery of the Bonds shall be completed on the issue and delivery of the Global Certificate (and an additional Global Certificate for the Optional Bonds if the Optional Bonds are issued after the date of this Trust Deed) to the Common Depository (or to a custodian/nominee of Euroclear or Clearstream) (or its representative) by, or by the order of, the Issuer and completion of the register of Bondholders by or on behalf of the Registrar.

3.6  ENTITLEMENT TO TREAT HOLDER AS OWNER

     The holder of any Bond will (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no person will be liable for so treating the holder. All payment made to any such holder of a Bond in definitive form or the holder of the Global Certificates shall be valid, and to the extent the sums so paid, effective to satisfy and discharge the liability for an equivalent amount which is payable in respect of such Bond. All payments made to any such holders of a Bond in definitive form or the holder of a Global Certificate shall be valid and to the extent of the sums so paid effective to satisfy and discharge the liability of the Issuer (or the Company, as the case may be) and/or the Trustee for the equivalent amount which is payable in respect of the same.

4.   STAMP DUTIES AND TAXES

4.1  STAMP DUTIES

     The Issuer will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Bonds, the execution or delivery of this Trust Deed and the deposit of Certificates for the conversion of Bonds and the issue and delivery of Shares following such deposit, except for the taxes and duties required to be paid by Bondholders or the Trustee under Condition 6(b)(ii). The Issuer will also indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 12 to do so) the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds. For the avoidance of doubt, the Trustee shall not be responsible for determining whether any such taxes and duties are payable or for determining the amount of such taxes and duties and it shall not be liable for any failure of the Issuer to pay such taxes and duties.

4.2  CHANGE OF TAXING JURISDICTION

     If the Issuer or the Company becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to British Virgin Islands, Bermuda or Hong Kong or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds then the Issuer or the Company (as the case may be) will give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for, or (as the case may require) the addition to, the references in that Condition to British Virgin Islands, Bermuda or Hong Kong of references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Company (as the case may be) has become so subject. In such event, this Trust Deed and the Bonds will be read accordingly.

5.   COVENANTS RELATING TO THE CONVERSION RIGHTS

5.1 So long as any Conversion Right is, or is capable of being or becoming exercisable, save with the approval of an Extraordinary Resolution of the Bondholders, the Company will:

     5.1.1 AVAILABILITY OF SHARES

          Keep available, free from pre-emptive or other similar rights, out of its authorised but unissued Shares such number of Shares as would be required to be issued on conversion of all the Bonds from time to time remaining outstanding and to satisfy in full all other rights of conversion into or exchange or subscription for Shares and shall ensure that all Shares delivered on conversion of Bonds will be duly and validly issued as fully-paid and non-assessable and shall rank pari passu with the Shares then outstanding;

     5.1.2 LIMITED ISSUES OF SHARES

          Subject to the Conditions, not issue or pay up any securities, by way of capitalisation of profits or reserves unless, in any such case, it gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise give rise) to an adjustment of the Conversion Price, provided that the Company may issue or pay up any security by way of capitalisation of profits or reserves:

          (A) by the issue of fully paid Shares to the Shareholders and other persons entitled to them;

          (B) by the issue of Shares paid up in full out of profits or reserves in accordance with applicable law and issued in lieu of a cash dividend; or

          (C) by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto, subject in each case to the provisions of Clause 7.

     5.1.3 LIMITED MODIFICATION OF RIGHTS

          Not modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of ordinary share capital carrying any rights which are more favourable than the rights attaching to Shares but so that nothing in this Clause 5.1.3 shall prevent:

          (A) the offer or grant of offer for the subscription of or the issue of equity share capital to employees (including directors) of the Company or any of its Subsidiaries or associated companies by virtue of their office or employment pursuant to an Employee Share Scheme;

          (B) a consolidation or subdivision of the Shares or the conversion of any Shares into stock or vice versa;

          (C) a modification to the rights attaching to the Shares which is not, in the opinion of two independent investment banks of international repute selected by the Company and approved in writing by the Trustee, materially prejudicial to the interests of the Bondholders,

          (D) the conversion of Shares into, or the issue of any Shares in, uncertificated form (or the conversion of Shares in uncertificated form to certificated form) or the amendment of the articles of association of the Company to enable title to securities of the Company (including Shares) to be evidenced and transferred without a written instrument or any other alteration to the articles of association of the Company made in connection with the matters described in this Clause 5.1.3 or which are supplemental or incidental to any of the foregoing (including amendments made to enable or facilitate procedures relating to such matters and amendments dealing with the rights and obligations of holders of securities (including Shares) dealt with under such procedures); or

          (E) any issue of equity share capital which results (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, otherwise result) in an adjustment of the Conversion Price;

     5.1.4 LIMITED GRANT OF RIGHTS

          Procure that no securities (whether issued or procure to be issued by the Company or any of its Subsidiaries) issued without rights to convert into or exchange or subscribe for Shares shall subsequently be granted such rights at a consideration per Share which is less than 90 per cent. of the Current Market Price per Share at close of business on the Trading Day last preceding the date of the announcement of the terms of such rights unless the same gives rise (or would, if the adjustment would be one per cent. or more of the Conversion Price then in effect, give rise) to an adjustment of the Conversion Price and that at no time shall there be in issue Shares of differing par values;

     5.1.5 RESTRICTED ACTION

          Not make any issue, grant or distribution or take any other action the effect of which (but for the provisions of Clause 7.7) would be to reduce the Conversion Price below the par value of the Shares;

     5.1.6 NOTICE

          Simultaneously with the announcement of the terms of any issue pursuant to Clause 7.1.6 or 7.1.7 and the announcement of any proposed modification pursuant to Clause 7.1.8) give notice to the Bondholders and the Trustee in accordance with Condition 16 (such notice to be signed by an authorised officer of the Company) advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their rights of conversion before then;

     5.1.7 EXTEND OFFER

          If an offer is made to all (or as nearly as may be practicable all) Shareholders, or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associate or associates of the offeror to acquire all or a majority of the issued equity share capital of the Company, or if any person proposes a scheme with regard to such acquisition and if such offer or scheme comes to the knowledge of the Company, give notice of such offer or scheme to the Bondholders at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) stating that details concerning such offer or scheme may be obtained from the specified offices of the Agents and the Registrar and, where such an offer or scheme has been recommended by the Board of Directors of the Company or where such an offer has become or been declared unconditional in all respects, use its reasonable endeavours to procure that a like offer or scheme is extended to the Bondholders and the holders of any Shares issued during the period of the offer or scheme arising out of Conversion Rights;

     5.1.8 NO REDUCTION OF ISSUED SHARE CAPITAL

          Not make any reduction of its (i) ordinary share capital or (ii) any uncalled liability in respect thereof or (iii) (if the interests of the Bondholders will be materially prejudiced by such reduction) of any share premium account or capital redemption reserve fund (except, in each case, as permitted by law or by means of a purchase or reduction of the share capital of the Company permitted by Clause 7.1 or where the reduction has resulted in an adjustment to the Conversion Price under Clause 7.1);

     5.1.9 CLOSING OF REGISTER

          Unless so required by applicable laws or regulations or (if the Bondholders' interests would not be materially prejudiced) the Bye-laws of the Company or in order to establish a dividend or other rights attaching to the Shares or entitlements of the Shareholders, not close its register of Shareholders or take any other action which prevents the transfer of its Shares generally (unless the Bonds may be converted legally and the Shares issued on conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times while the register is closed or such other action is effective), nor take any action which prevents the conversion of the Bonds or the issue of Shares in respect of them;

     5.1.10 LISTING OF SHARES

          Use its reasonable endeavours to:

          (A) maintain a listing for all the issued Shares on the Hong Kong Stock Exchange;

          (B) obtain and maintain a listing for all the Shares issued on exercise of the Conversion Rights attached to the Bonds on the Hong Kong Stock Exchange; and

          (C) if the Company is unable to obtain or maintain such listing, to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as from time to time selected by the Company and approved in writing by the Trustee determine and will immediately give notice to Bondholders in accordance with Condition 16 of any such listing or delisting of Shares (as a class) by any such stock exchange;

     5.1.11 EXPENSES

          Pay the expenses of the issue of, and all expenses of obtaining and maintaining a listing for, Shares arising on conversion of the Bonds;

     5.1.12 OWNERSHIP OF THE ISSUER

          Ensure that the Issuer shall remain a direct or indirect wholly-owned subsidiary of the Company; and

     5.1.13 BUSINESS ACTIVITY OF THE ISSUER

          Procure that the Issuer will not carry on any business activity whatsoever other than in connection with the Bonds (which shall, for the avoidance of doubt, include the on-lending of the proceeds of the issue of the Bonds to the Company or any of the Company's Subsidiaries) and, in particular, will not incur any indebtedness (other than to the Company or any of the Company's Subsidiaries) or make any issue of bonds, debentures, notes or other debt securities of any kind other than the Bonds.

5.2 For the above purposes, "EQUITY SHARE CAPITAL" means the share capital of a company excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution.

6.   NOTICES RELATING TO THE CONVERSION RIGHTS

6.1  REQUIREMENT TO GIVE NOTICE

     If after the date of this Trust Deed:

     6.1.1 the Company authorises the grant, issue or offer to the holders of Shares of options, rights or warrants to subscribe for or purchase either any Shares or any securities convertible into, or exchangeable for or which confer rights to purchase, Shares; or

     6.1.2 the Company declares, or pays or makes a Distribution, or authorises the grant, issue or offer to the holders of Shares of rights or warrants to subscribe for or purchase any shares or securities other than Shares or any securities convertible into or exchangeable for or which confer rights to purchase Shares; or

     6.1.3 there is a re-classification of the Shares (including a sub-division or consolidation of the Company's outstanding Shares) or a consolidation, merger or amalgamation to which the Company is a party or any sale or transfer of all or substantially all of the assets or business of the Company; or

     6.1.4 the Company authorises the issue of any securities convertible into or exchangeable for Shares or rights or warrants to subscribe for or purchase Shares or securities (other than those referred to in Clause 6.1.1) or 6.1.2 above) which will, or authorises the issue of any Shares which will, (or, if in any such case a relevant consideration or offering price fixed by the Board of Directors of the Company to be recommended at a relevant general meeting of Shareholders is adopted, will) upon issue give rise to an adjustment to the Conversion Price pursuant to Clause 7; or

     6.1.5 there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     the Company shall forthwith give written notice thereof to the Trustee and the Principal Agent and, in addition, it will at least 14 days before the applicable (in the case of paragraph (i) below) record date or (in the case of paragraph (ii) below) record date or date of submission, whichever is earlier, or (in the case of paragraph (iii) below) date of submission, or (in the case of paragraph (iv) below) date of issue or (in the case of paragraph (v) below) record date or effective date, whichever is earlier, give notice to the Bondholders stating, as the case may require:

     (i) the record date in Hong Kong for such grant, issue or offer of options, rights or warrants, dividend, distribution or payment or such re-classification (and, in the case of the grant, issue or offer of options, rights or warrants, the period during which such options, rights or warrants may be exercised); or

     (ii) the date in Hong Kong (1) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of Shareholders of the Company for approval, and (2) which is the record date for the same (if applicable), and (3) on which such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and (4) as of which it is expected that holders of Shares will be entitled, if at all, to exchange their Shares for securities or other property deliverable upon such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

     (iii) (in the event of the declaration of a Distribution referred to in Clause 6.1.2) above, the payment of which must be submitted for approval to a general meeting of Shareholders or to a meeting of the Board of Directors of the Company before such Distribution may be paid or made) the date of such submission; or

     (iv) (in the event of an issue referred to in Clause 6.1.4 above) the date of such issue; or

     (v) (in the event of such re-classification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up not being submitted to a general meeting of shareholders of the Issuer for approval) (1) the record date for the same (if applicable), and
          (2) the date when the same becomes effective,

     provided that if the exact date of any such submission referred to in paragraph (ii) or (iii) above is not known at the time of such notice to the Trustee and the Principal Agent, such notice shall indicate the approximate date thereof and the Company shall give a second notice to the Trustee and the Principal Agent as soon as practicable, specifying the exact date of submission, and provided further that if the period referred to in paragraph (i) above or the effective date or exchange date referred to in paragraph (ii) above or the date of issue or effective date referred to in paragraph (iv) or (v) above is not known at the time of such first notice to the Trustee in writing and the Principal Agent, the Company shall give a second notice (which shall be in writing) to the Trustee and the Principal Agent in writing, at least 14 days before the commencement of such period or (as the case may be) before such date specifying such period (and the date of its commencement) and/or such date and shall also (in a case within paragraph (i), (ii) or (v) above) cause such second notice to be given to Bondholders at least 14 days before the commencement of the applicable period or (as the case may be) before the effective date or exchange date except where such period or date has already been specified in the first notice to the Bondholders. However, in the case of any issue referred to in Clause 6.1.4 above, the Company need not give any notice mentioned above before the date on which the relevant consideration per Share for such issue is fixed by the Company but in such case the

     Company shall promptly upon the fixing of such consideration give notice in accordance with this Clause.

6.2  WHERE ADJUSTMENT TO CONVERSION PRICE REQUIRED

     If the event referred to in the notice required pursuant to Clause 6.1 would result in an adjustment to the Conversion Price, such notice shall also state the Conversion Price in effect at the time such notice is required to be given and the Conversion Price which will result after giving effect to such event or, if such adjusted Conversion Price is not then determinable, the fact that an adjustment in the Conversion Price may result. Without prejudice to Clause 5.1.5, if, after giving effect to the event covered by any such notice and to any adjustment in the Conversion Price, the Shares could not or might not (but for Clause 7.7), under applicable law then in effect, be legally issued on conversion of Bonds as fully-paid and non-assessable, such notice shall also state such fact and the extent to which, by reason of such provisions, effect will not be given to such adjustment.

6.3  NOTICE OF ADJUSTMENT OR RESET

     If, while any Conversion Right is or is capable of being or becoming exercisable, there shall be any adjustment to the Conversion Price (which for the purpose of this sub-Clause shall include any reset of the Conversion Price pursuant to Condition 6(f)), the Company shall:

     6.3.1 as soon as practicable (such notice shall be signed by a director of the Company on its behalf) notify the Trustee and the Agents in writing of particulars of the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect, whether an amount falls to be carried forward pursuant to Clause 7.6 and if so the amount so carried forward and such other information as the Trustee may require, and

     6.3.2 promptly after the adjustment takes effect, give notice to the Bondholders stating that the Conversion Price has been adjusted and setting out the event giving rise to the adjustment, the Conversion Price in effect before the adjustment, the adjusted Conversion Price and the effective date of the adjustment.

     However, a notice pursuant to another sub-Clause of this Clause 6 correctly stating any information required to be given pursuant to this Clause 6.3 shall, as to such information, satisfy the requirements of Clause 6.3.

6.4  NOTIFICATION OF CLOSED PERIODS

     The Company shall give not less than 15 days' nor more than 60 days' written notice to the Trustee and the Agents of:

     6.4.1 any days during the Conversion Period on which the Company's register of shareholders is to be closed by reason of Hong Kong or Bermuda law or regulation or the bye-laws of the Company or for the purpose of establishing any dividend or other rights attaching to the Shares, and

     6.4.2 any other day during the Conversion Period on which it is aware that its register of shareholders is to be closed. The notice shall state the reason for such closure and whether the Company intends to give notice to Bondholders of the closure.

6.5  NOTIFICATION OF END OF CONVERSION PERIOD

     The Company shall give not less than 28 days' nor more than 42 days' notice to the Bondholders in writing prior to the end of the Conversion Period, which notice shall specify the Conversion Rights of the Bondholders and the Conversion Price then in effect (as adjusted pursuant to Clause 7 of this Trust Deed, if applicable).

7.   ADJUSTMENTS TO CONVERSION PRICE

7.1  The Conversion Price shall be adjusted as follows:

     7.1.1 CONSOLIDATION, SUBDIVISION OR RECLASSIFICATION

          If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

                                        A
                                       ---
                                        B

          where:

          A is the nominal amount of one Share immediately after such alteration; and

          B is the nominal amount of one Share immediately before such alteration.

          Such adjustment shall become effective on the date the alteration takes effect.

     7.1.2 CAPITALISATION OF PROFITS OR RESERVES

          (A) If and whenever the Company shall issue any Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account (except any Scrip Dividend) and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                        A
                                       ---
                                        B

               where:

               A is the aggregate nominal amount of the issued Shares immediately before such issue; and

               B is the aggregate nominal amount of the issued Shares immediately after such issue.

          (B) In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

                                       A+B
                                      -----
                                       A+C

               where:

               A is the aggregate nominal amount of the issued Shares immediately before such issue;

               B is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

               C is the aggregate nominal amount of Shares issued by way of such Scrip Dividend;

               or by making such other adjustment as two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee, shall certify to the Trustee is fair and reasonable.

               Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

     7.1.3 DISTRIBUTIONS

          (A) Subject to Clause 7.1.3(B) below, if and whenever the Company shall pay or make any Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Clause 7.1.2 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

                                       A-B
                                      -----
                                        A

               where:

               A is the Current Market Price of one Share on the last Trading Day preceding the date on which the Distribution is publicly announced; and

               B is the Fair Market Value on the date of such announcement of the portion of the Distribution attributable to one Share.

               Such adjustment shall become effective on the date that such Distribution is actually made.

          (B) If and whenever the Company shall pay or make any Distribution in cash only to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

                                       A-B
                                      -----
                                        A

               where:

               A is the Current Market Price of one Share on the record date for the determination of Shareholders entitled to receive such Distribution in cash; and

               B    is the amount of cash so distributed attributable to one
                    Share.

               Such adjustment shall become effective on the record date for the determination of Shareholders entitled to receive such Distribution in cash.

     7.1.4 RIGHTS ISSUES OF SHARES OR OPTIONS OVER SHARES

          If and whenever the Company shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than 90 per cent. of the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                       A+B
                                      -----
                                       A+C

          where:

          A is the number of Shares in issue immediately before such announcement;

          B is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would purchase at such Current Market Price per Share; and

          C is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

          Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

     7.1.5 RIGHTS ISSUES OF OTHER SECURITIES

          If and whenever the Company shall issue any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares) to all or substantially all Shareholders as a class, by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                       A-B
                                      -----
                                        A

          where:

          A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

          B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

          Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

     7.1.6 ISSUES AT LESS THAN CURRENT MARKET PRICE

          If and whenever the Company shall issue any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant options, warrants or other rights to subscribe or purchase Shares, in each case at a price per Share which is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                       A+B
                                       ---
                                        C

          where:

          A is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

          B is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares (or, as the case may be, for such additional Shares to be issued or otherwise made available upon the exercise of such options, warrants or rights) would purchase at such Current Market Price per Share; and

          C is the number of Shares in issue immediately after the issue of such additional Shares or upon the exercise of such options, warrants or rights.

          References to additional Shares in the above formula shall, in the case of an issue by the Company of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

          Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

     7.1.7 OTHER ISSUES AT LESS THAN CURRENT MARKET PRICE

          Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Clause 7.1.7, if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Clause 7.1.4, 7.1.5 or 7.1.6 above), or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries), any other company, person or entity (otherwise than as mentioned in Clause 7.1.4, 7.1.5 or 7.1.6) shall issue any securities (other than the Bonds) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Company on conversion, exchange or subscription at a consideration per Share receivable upon conversion, exchange or subscription which is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                       A+B
                                       ---
                                       A+C

     where:

     A is the number of Shares in issue immediately before such issue (but where the relevant securities carry rights of exchange for subscription for Shares which have already been issued by the Company (and are held in treasury) for the purposes of, or in connection with such issue, less the number of such Shares so issued);

     B is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

     C is the maximum number of Shares to be issued on conversion or otherwise made available upon conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

     Such adjustment shall become effective on the date of issue of such securities.

     7.1.8 MODIFICATION OF RIGHTS OF CONVERSION ETC.

          If and whenever there shall be any modification of the rights of conversion, exchange or subscription, attaching to any such securities as are mentioned in Clause 7.1.7 above (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

                                       A+B
                                       ---
                                       A+C

          where:

          A is the number of Shares in issue immediately before such modification (but where the relevant securities carry rights of exchange for subscription for Shares which have already been issued by the Company (and are held in treasury) for the purposes of, or in connection with such issue, less the number of such Shares so issued);

          B is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price; and

          C is the maximum number of Shares to be issued on conversion or otherwise made available upon conversion or exchange of such securities or exchange of such securities on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee, consider appropriate (if at all) for any previous adjustment under this Clause 7.1.8 or Clause 7.1.7 above.

          Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

     7.1.9 OTHER OFFERS TO SHAREHOLDERS

          If and whenever the Company or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with an offer pursuant to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Clause 7.1.4, 7.1.5 or 7.1.6), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                       A-B
                                       ---
                                        A

          where:

          A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

          B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

          Such adjustment shall become effective on the date of issue of the securities.

     7.1.10 OTHER EVENTS

          If the Company determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Clause 7.1, the Company shall, at its own expense, consult two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the independent investment banks such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the circumstances giving rise to any adjustment pursuant to this Clause
          7.1 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Clause 7.1 as may be advised by two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee to be in their opinion appropriate to give the intended result.

7.2  CALCULATION OF CONSIDERATION RECEIVABLE

     For the purpose of any calculation of the consideration receivable pursuant to Clauses 7.1.6, 7.1.7 and 7.1.8:

     7.2.1 ISSUE OF SHARES FOR CASH

          The aggregate consideration receivable for Shares issued for cash shall be the amount of such cash provided that in no case shall any deduction be made for any commission or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

     7.2.2 ISSUE OF SHARES ON CONVERSION OR EXERCISE OF SECURITIES

          (1) The aggregate consideration receivable for the Shares to be issued on the conversion or exchange of any securities shall be deemed to be the consideration received or receivable by the Company for any such securities and (2) the aggregate consideration receivable for the Shares to be issued on the exercise of rights of subscription attached to any securities shall be deemed to be that part (which may be the whole) of the consideration received or receivable by the Company for such securities which is attributed by the Company to such rights of subscription or, if no part of such consideration is so attributed, the Fair Market Value of such rights of subscription as at the date of the announcement of the terms of issue of such securities as determined in good faith by two independent investment banks of international repute, selected by the Company and approved in writing by the Trustee, plus in the case of each of (1) and (2) above, the additional minimum consideration (if any) to be received by the Company on the conversion or exchange of such securities, or on the exercise of such rights of subscription (the consideration in all such cases to be determined subject to the proviso in Clause 7.2.1) and (3) the consideration per Share receivable by the Company on the conversion or exchange of, or on the exercise of such rights of subscription attached to, such securities shall be the aggregate consideration referred to in (1) or (2) above (as the case may be) converted into Hong Kong Dollars if such consideration is expressed in a currency other than Hong Kong Dollars (i) at the Exchange Rate for conversion of Hong Kong Dollars into US Dollars and (ii) for any other currency, at such rate of exchange as may be determined in good faith by two independent investment banks of international repute (acting as an expert) selected by the Company and approved in writing by the Trustee to be the spot rate ruling at the close of business on the date of announcement of the terms of issue of such securities, divided by the number of Shares to be issued on such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate.

7.3  MORE THAN ONE EVENT IN QUICK SUCCESSION

     Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of two independent investment banks of international repute (acting as experts) selected by the Company and approved in writing by the Trustee, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment banks to be in their opinion appropriate for that purpose to give such intended result.

7.4  EMPLOYEE SHARE SCHEMES

     No adjustment will be made to the Conversion Price when Shares or other securities (including rights, warrants or options) are issued, offered or granted pursuant to any Employee Share Scheme.

7.5  INVESTMENT BANKS' CERTIFICATE CONCLUSIVE

     If any doubt shall arise as to the appropriate adjustment to the Conversion Price a certificate or report of two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee shall be conclusive and binding on all concerned save in the case of manifest error.

7.6  ROUNDING AND MINOR ADJUSTMENTS

     On any adjustment, the resultant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustments shall be given to Bondholders in accordance with Condition 16 as soon as practicable after their determination.

7.7  NO DISCOUNT TO PAR VALUE

     The Conversion Price may not be reduced so that, on conversion of the Bonds, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law.

7.8  SELECTION OF INVESTMENT BANKS

     If the Company fails to select two independent investment banks of international repute when required for the purposes of this Clause 7, the Trustee may select such banks (as the case may require) at the expense of the Company and shall have no liability to any person in respect of such selection.

7.9  POST-RECORD DATE ADJUSTMENTS

     If the Conversion Date in relation to any Bond shall be after the record date for any such issue, distribution or grant as is mentioned in Clauses
     7.1.2 to 7.1.5 and 7.1.9, or any such issue as is mentioned in Clauses
     7.1.6 and 7.1.7 which is made to the Shareholders or any of them, but before the relevant adjustment becomes effective under Clause 7.1, the Company shall (conditional on such adjustment becoming effective) procure that there be issued to the converting Bondholder or in accordance with the instructions contained in the Conversion Notice (subject to applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Bond, is equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment (more particularly referred to in the said Clauses above) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or, if the adjustment results from the issue of Shares, the date of issue of Shares. Certificates for such Shares will be despatched within such period of one month.

7.10 NO DUTY TO MONITOR

     The Trustee shall not be under any duty or obligation to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

7.11 CASH SETTLEMENT OPTION

     The Company is entitled to specify, in accordance with Condition 6(b)(iv), that it will on exercise of a Conversion Right, pay to the relevant Bondholder or the Trustee (as the case may be) the Cash Settlement Amount in order to satisfy such Conversion Right in full or in part (in which case the other part shall be satisfied by the delivery of Shares) in accordance with the Conditions.

8.   APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

8.1  DECLARATION OF TRUST

     All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Company be held by the Trustee upon trust to apply them (subject to Clauses 2.5.5 and 8.2):

     8.1.1 firstly, in payment or satisfaction of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

     8.1.2 secondly, in payment of any amounts of principal and premium (if any) owing in respect of the Bonds pari passu and rateably;

     8.1.3 thirdly, in payment of any other amounts owing in respect of the Bonds; and

     8.1.4 fourthly, in payment of any balance (if any) to the Issuer for itself or, if any moneys were received from the Company and to the extent of such moneys, the Company.

     If the Trustee holds any moneys which represent principal, interest and premium (if any) in respect of Bonds in respect of which claims have become prescribed under Condition 11, the Trustee will hold them on trust and apply them as set out in this Clause 8.1.

8.2  ACCUMULATION

     If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 8.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its sole discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 8.1.

8.3  INVESTMENT

     Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If they are deposited at a bank or institution that is the Trustee or a subsidiary, holding or associated company of the Trustee, it needs only account for an amount of interest calculated at the rate per annum equal to the standard amount of interest payable by it on a deposit of like amount to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

9.   GENERAL COVENANTS

9.1 So long as any Bond is outstanding, each of the Company and the Issuer will:

     9.1.1 BOOKS OF ACCOUNT

          keep, and procure that its Subsidiaries keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred or if the Trustee has grounds to believe that such an event has occurred, so far as permitted by applicable law, allow and procure that each of its Subsidiaries will allow, the Trustee and anyone appointed by it, access to its and its Subsidiaries' books of account at all reasonable times during normal business hours;

     9.1.2 NOTICE OF EVENTS OF DEFAULT

          notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

     9.1.3 INFORMATION

          so far as permitted by applicable law, give or procure to be given to the Trustee such information as it requires to perform its functions under this Trust Deed;

     9.1.4 CERTIFICATE OF DIRECTORS

          send to the Trustee, within 14 days of its annual audited Accounts being made available to its members, and also within 14 days after any request by the Trustee a certificate of each of the Issuer and the Company signed by two directors on behalf of the Issuer and the Company (as the case may be) to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer and the Company (as the case may be) as at a date (the "CERTIFICATION DATE") being not more than 5 days before the date of the certificate:

          (A) no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

          (B) each of the Issuer and the Company (as the case may be) has complied with all its obligations under this Trust Deed.

          The Trustee shall be entitled to rely upon certificates of each of the Issuer and the Company;

     9.1.5 NOTICES TO BONDHOLDERS

          send to the Trustee at least 5 days prior to the date of publication, a copy of the form of each notice to be given to Bondholders and once given, two copies of each such notice, such notice to be in a form approved by the Trustee and (if applicable) complying with the requirements of the Hong Kong Stock Exchange or an Alternative Stock Exchange;

     9.1.6 FURTHER ACTS

          so far as permitted by applicable law, do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

     9.1.7 EUROPEAN UNION DIRECTIVE

          if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income are implemented, ensure that it maintains or appoints, as the case may be, a Paying Agent, a Conversion Agent and a Transfer Agent with a specified office in an EU member state that will not be required to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

     9.1.8 COMPLIANCE WITH TRUST DEED, AGENCY AGREEMENT, CONDITIONS AND BONDS

          comply with and perform and observe all the provisions of this Trust Deed, the Agency Agreement, the Bonds and the Conditions relating to any Bonds which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Company and the Bondholders. The Bonds are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Company and the Bondholders and all persons claiming through or under them respectively;

     9.1.9 COMPLIANCE WITH LAWS ETC.

          comply in all material respects with all applicable laws, regulations and rules binding on it and its operations or its properties and assets in connection with the execution the delivery and the performance of the Bonds and this Trust Deed;

     9.1.10 SECURITY

          give notice to the Trustee as soon as practicable after it has decided to create or permit or subsist any Encumbrance upon the whole or any part of its present or future assets or revenues to secure any Relevant Indebtedness (or any guarantee or indemnity in respect of such Relevant Indebtedness) of the Issuer or any other subsidiary or associate of the Issuer or the Company;

     9.1.11 FINANCIAL STATEMENTS ETC.

          (in the case of the Company only) send to the Trustee, as soon as practicable (and, in the case of each annual Fiscal Period, in any event within six months) after the close of each Fiscal Period, three copies or translations, in each case in English, of the following:

          (A) in the case of the first semi-annual Fiscal Period falling within each of the annual Fiscal Periods, the semi-annual interim report containing unaudited consolidated Accounts of the Company in respect of such Fiscal Period which Accounts are prepared on a basis substantially consistent with the most recent audited Accounts, or which indicate the way in which their basis of preparation is different; and

          (B) in the case of each annual Fiscal Period, the annual report containing audited Accounts of the Company as at the end of, and for, such Fiscal Period, reported on by the Auditors and prepared in accordance with generally accepted auditing standards in Hong Kong;

          provided that if and to the extent that the Accounts are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;

     9.1.12 INFORMATION MATERIAL TO BONDHOLDERS

          (in the case of the Company only), send to the Trustee three copies or translations, in each case in English, of all notices, statements, reports, circulars and documents which are material information to the Bondholders and are issued to the holders of its shares or its creditors generally as soon as practicable (but not later than 30 days after the date of issue) and make available to the Agents (without cost to the Agents) as many further copies or translations as they may reasonably request in order to satisfy requests from Bondholders for them;

     9.1.13 OTHER INFORMATION

          (in the case of the Company only) send to the Trustee together with the Accounts referred to in Clause 9.1.11(B) a list in English of all documents issued, during or in respect of the relevant annual Fiscal Period, by the Company to its shareholders, which list shall indicate the principal subject of each of such documents, and (if the Trustee so requires at any time) provide a certified copy or translation, in each case in English, of any document described in such list within 30 days after being requested so to do;

     9.1.14 MATERIAL SUBSIDIARIES

          (in the case of the Company only) give to the Trustee (i) at the same time as sending the certificate referred to in Clause 9.1.4 or (ii) within 21 days of a request by the Trustee, a certificate by the directors of the Company listing those Subsidiaries which as at end of the last financial year of the Company or as at the date specified in such request were Material Subsidiaries. The certificate shall be accompanied by a report of the Auditors addressed to the directors of the Company and the Trustee as to proper extraction of the figures used by the Company in determining the Material Subsidiaries of the Company and mathematical accuracy of the calculations;

     9.1.15 NOTIFICATION OF SATISFACTION OF CONVERSION RIGHTS

          (in the case of the Company only) notify the Trustee promptly when the Shares have been issued upon exercise of the Conversion Right by a holder of the Bonds and of the identifying numbers of the Bonds in respect of which such issue of new Shares relates;

     9.1.16 NOTICE OF LATE PAYMENT

          (in the case of the Issuer only) forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment;

     9.1.17 LISTING

          (in the case of the Issuer only) use its reasonable endeavours to maintain the listing of the Bonds on the SGX-ST. If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous or burdensome and the Trustee is satisfied that the interests of the Bondholders would not be thereby materially prejudiced, instead use reasonable endeavours to obtain and maintain a listing of the Bonds on another stock exchange approved in


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

          writing by the Trustee (such approval not to be unreasonably withheld or delayed);

     9.1.18 CHANGE IN AGENTS

          (in the case of the Issuer only) give at least 14 days' prior notice to the Bondholders of any future appointment, resignation or removal of any Agent or of the Registrar or of any change by any Agent or by the Registrar of its specified office and not make any such appointment or removal without the Trustee's prior written approval;

     9.1.19 EARLY REDEMPTION

          (in the case of the Issuer only) give prior notice to the Trustee of any proposed early redemption pursuant to Condition 8(b) or 8(c);

     9.1.20 CHANGE OF CONTROL OR DELISTING

          (in the case of the Issuer only) give notice (which shall be in writing) to the Trustee and the Bondholders in accordance with Condition 16 by not later than the fourteenth day following the first day on which it becomes aware of the occurrence of a Relevant Event (as defined in Condition 8(d));

     9.1.21 BONDS HELD BY ISSUER ETC.

          (in the case of the Issuer only) send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its directors stating the number of Bonds held at the date of such certificate by or on behalf of the Issuer, the Company and/or their respective Subsidiaries; and

     9.1.22 OPTIONAL BONDS

          if any Optional Bonds are to be issued after the date of this Trust Deed, inform the Trustee of the principal amount of the Optional Bonds to be issued and the closing date with respect to such Optional Bonds.

10.  REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

10.1 NORMAL REMUNERATION

     So long as any Bond remains outstanding the Issuer (failing which the Company) will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing, which sums, for the avoidance of doubt, shall be paid free and clear of deductions, withholdings, set-off or counter claim on account of taxation. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be paid in priority to payments to holders of the Bonds. However, if any payment to a Bondholder of moneys due in respect of any Bond or delivery of Shares on conversion of a Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment or delivery to such Bondholder is duly made.

10.2 EXTRA REMUNERATION

     If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee (after consultation with the Issuer) finds it expedient or necessary or is requested by the Issuer to undertake duties which are in the opinion of the Trustee to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Issuer (failing which the Company) will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this Clause 10.2 (or as to such sums referred to in Clause 10.1), as determined by two independent investment banks of international repute selected by


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

     the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such investment banks' fee will be paid by the Issuer which sums, for the avoidance of doubt, shall be paid free and clear of deductions and withholdings on account of taxation. The determination of such investment bank will be conclusive and binding on the Issuer, the Company, the Trustee and the Bondholders.

10.3 EXPENSES

     The Issuer (failing which the Company) will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any legal proceedings properly brought or contemplated by the Trustee against the Issuer and/or the Company to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses will:

     10.3.1 in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of two per cent. per annum over the overnight rate of The Bank of New York on the date on which the Trustee made such payments; and

     10.3.2 in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4 INDEMNITY

     The Issuer (failing which the Company) will, subject to Clause 11.38, on demand by the Trustee indemnify it in respect of Amounts or Claims paid or incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer (failing whom the Company) will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. "AMOUNTS OR CLAIMS" are losses, liabilities, costs, claims, actions, demands or expenses incurred by it in the exercise, performance and discharge of its powers, duties obligations and discretions pursuant to or in connection with this Trust Deed, the Agency Agreement and the Bonds and "AGENT/DELEGATE LIABILITIES" are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed. The Contracts (Rights of Third Parties Act) 1999 applies solely to this Clause 10.4. All payments by the Issuer and the Company under this Clause 10.4 will be made without withholding or deduction for any taxes, duties, or other charges of whatever nature imposed, levied, collected, withheld or assessed by or within British Virgin Islands, Bermuda and Hong Kong or any political subdivision or authority thereof or therein having power to tax. If any withholding or deduction is required by law in respect of payments made by the Issuer and the Company to the Trustee under this Clause 10.4, the Issuer or the Company (as the case may be) shall pay additional amounts as may be necessary in order that the net amounts received by the Trustee after such deduction or withholding shall equal the amounts which would have been received by the Trustee had no such deduction or withholding been required.

10.5 CONTINUING EFFECT

     Clauses 10.3, 10.4 and this Clause will continue in full force and effect as regards the Trustee even if it no longer is Trustee or the Bonds are no longer outstanding or this Trust Deed has been discharged.

11.  PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

11.1 ADVICE

     The Trustee may act on the opinion or advice of, or information obtained from, any expert (including the Auditors) whether obtained by or addressed to the Issuer, the Company, the Trustee, the Agents or otherwise, and notwithstanding any monetary or other limit on liability contained therein, will not be responsible to anyone for any loss occasioned by so acting or refrain from acting. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting or refrain from acting in good faith on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such person's opinion or advice and even if it contains some error or is not authentic and notwithstanding any monetary or other limit on liability in relation thereto.

11.2 TRUSTEE TO ASSUME PERFORMANCE

     The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer and the Company are performing all of their respective obligations under this Trust Deed and the Bonds.

11.3 RESOLUTIONS OF BONDHOLDERS

     The Trustee will not be responsible for having acted in good faith on a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that the resolution was not valid or binding on the Bondholders.

11.4 ILLEGALITY/EXPENDITURE OF TRUSTEE FUNDS

     No provision of these presents shall require the Trustee to do anything which may: (i) be illegal or contrary to applicable law or regulation; (ii) cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its own rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or the liability is not assured to it.

11.5 CERTIFICATE SIGNED BY DIRECTORS

     If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the Issuer and/or the Company (as applicable) as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.


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

11.6 DEPOSIT OF DOCUMENTS

     The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof and the Trustee shall not be responsible for and required to insure against any loss incurred in connection with such deposit.

11.7 DISCRETION

     The Trustee will have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions pursuant to the terms of the Trust Deed and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. Whenever in this Trust Deed, the Agency Agreement or by law, the Trustee shall have discretion or permissive power it may decline to exercise the same in the absence of approval by the Bondholders.

11.8 AGENTS

     Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9 DELEGATION

     Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person subject to using reasonable care in such delegation (and with prior written notice thereof having been given to the Issuer) on any terms (including power to sub-delegate) all or any of its functions.

11.10 NOMINEES

     In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.11 FORGED BONDS

     The Trustee will not be liable to the Issuer, the Company or any Bondholder by reason of having accepted as valid or not having rejected any Bond purporting to be such and later found to be forged or not authentic.

11.12 CONFIDENTIALITY

     Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer and the Company or any other person in connection with the trusts of this Trust Deed and no holder of the Bonds shall be entitled to take any action to obtain from the Trustee any such information.

11.13 DETERMINATIONS CONCLUSIVE

     As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

11.14 CURRENCY CONVERSION

     Where it is necessary or desirable to translate or convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted or translated at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Company and the Bondholders.

11.15 EVENTS OF DEFAULT

     The Trustee may determine in its discretion whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer, the Company and the Bondholders, provided that if the Trustee is unable in its sole discretion to determine whether an Event of Default or Default is capable or incapable of remedy and/or whether an event is materially prejudicial to the interests of the Bondholders, it may call for and rely on a resolution of the Bondholders to make such determination and the Trustee shall not be bound to make any such determination unless it has been indemnified to its satisfaction.

11.16 PAYMENT FOR AND DELIVERY OF BONDS

     The Trustee will not be responsible for the receipt or application by the Issuer and the Company of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

11.17 CONVERSION PRICE

     The Trustee shall have no duty or responsibility to determine whether facts exist which may require an adjustment of the Conversion Price or to determine the nature or extent of any such adjustment when made or the method used or to be used in making it.

11.18 THE SHARES

     The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Shares or any other property which may at any time be issued or delivered on the conversion of any Bonds or the sale or other disposal of any Shares. The Trustee shall not be responsible for any failure of the Company to make available or deliver any Shares, share certificates or any other securities or property or make any payment on the exercise of any Conversion Right.

11.19 RESPONSIBILITY

     The Trustee shall not be responsible for recitals, statements, warranties or representations of any party contained in this Trust Deed or other document entered into in connection therewith and shall assume the accuracy and correctness thereof or for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of this Trust Deed or other document or any security constituted thereby or pursuant thereto. The Trustee shall not, by the execution of this Trust Deed be deemed to make any representation as to the validity, sufficiency or enforceability of the Bonds. Notwithstanding the generality of the foregoing, each party shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Company, and the Trustee shall not at any time have any responsibility for the same and each party shall not rely on the Trustee in respect thereof.


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

11.20 ENFORCEMENT

     The Trustee shall not be under any obligation to take proceedings against the Issuer and the Company to enforce payment of the Bonds after the Bonds have become due and payable nor to declare the Bonds due and payable unless it shall have been indemnified and/or secured to its satisfaction.

11.21 SATISFACTION OF TRUSTEE IN CONDITION 8(C)

     For the purposes of Condition 8(c) the Trustee shall be satisfied by the Issuer or the Company (as the case may be) that the Issuer or the Company (as the case may be) will be obliged to pay additional amounts as provided in that Condition by the delivery to it of:

     11.21.1 a certificate signed by two directors of the Issuer or the Company (as the case may be); and

     11.21.2 an opinion of independent legal or tax advisors of recognised standing to the effect that the amendment or change giving rise to the payment of additional amounts by the Issuer or the Company (as the case may be) under that Condition have occurred.

11.22 CONSOLIDATION, AMALGAMATION ETC.

     The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer and the Company or any sale or transfer of all or substantially all of the assets of the Issuer or the Company or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

11.23 DOCUMENTS

     The Trustee shall not be liable to the Issuer or the Company or any Bondholder if without gross negligence or wilful default on its part it has accepted as valid or has not rejected any Bonds purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties.

11.24 CONSENT

     Any consent to be given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit.

11.25 ACCELERATION

     The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been indemnified and/or secured to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its opinion render itself, or have rendered itself, liable.

11.26 BONDS HELD BY THE ISSUER ETC.

     In the absence of actual knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9.1.21) that no Bonds are for the time being held by or on behalf of the Issuer, the Company or any of their respective Subsidiaries.

11.27 RESPONSIBILITY FOR AGENTS ETC.

     If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (an "APPOINTEE") (in each case, after notice have been given to the Issuer and the Company to the extent reasonably practicable), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee's misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

11.28 RELIANCE ON CERTIFICATES

     The Trustee may rely without liability to Bondholders on any certificate prepared by the directors of the Issuer or the Company and accompanied by a certificate or report prepared by an internationally recognised firm of accountants (including the Auditors) pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants' liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer or the Company to procure such delivery under the Conditions; any such certificate or report shall be conclusive and binding on the Issuer, the Company, the Trustee and the Bondholders.

11.29 COMPLIANCE

     The Conditions shall be binding on the Issuer, the Company and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Company under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in
     Schedule 3 shall have effect in the same manner as if herein set forth.

11.30 RESPONSIBILITY

     Notwithstanding any other term or provision of this Trust Deed, the Trustee shall not be liable under any circumstances for special or punitive damages, indirect or consequential loss or damages of any kind whatsoever (including loss of profits) even if the Trustee is actually aware of the likelihood of such special or punitive damages, indirect or consequential loss or damages regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The Trustee shall notify the Issuer and the Company, where reasonably practicable, that it has received any claim for special or punitive damages, indirect or consequential loss or damages of any kind whatsoever (including loss of profits).

11.31 FORCE MAJEURE

     Notwithstanding anything to the contrary in this Trust Deed or in any other transaction document, the Trustee shall not in any event be liable for any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war (whether declared or undeclared), terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any reason which is beyond the control of the Trustee.

11.32 ERROR OF JUDGMENT

     The Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters.

11.33 PROCEEDS OF THE BONDS

     The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the delivery of the Certificates to the persons entitled to them.

11.34 TRUSTEE'S FUNDS

     Nothing herein shall be construed to require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the discharge or its duties and responsibilities hereunder.

11.35 TRANSACTIONS WITH ISSUER AND THE COMPANY

     Nothing herein shall prevent the Trustee from entering into financial transactions with the Issuer, the Company or their respective Subsidiaries and it shall not be under any obligation to account to the holders of the Bonds with respect to any profits derived therefrom.

11.36 INTERESTS OF HOLDERS OF THE BONDS

     In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust
     Deed), the Trustee shall have regard to the general interests of the holders of the Bonds as a class and shall not have regard to any interest arising from circumstances particular to individual holders of the Bonds (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual holders of the Bonds (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require from the Issuer or the Company, nor shall any holder of a Bond be entitled to claim from the Issuer, the Company or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual holders of the Bonds except to the extent provided for in the Conditions and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

11.37 ACTION CONTRARY TO LAW ETC.

     The Trustee may refrain from doing anything in any jurisdiction if doing the relevant thing in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction, or would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

11.38 TRUSTEE ACT 2000

     For the avoidance of doubt,

     11.38.1 the Trustee may retain or invest in securities payable to bearer without appointing a person to act as custodian; and

     11.38.2 the application of ss 22 or 23 of the Trustee Act 2000 is inconsistent with the terms of this Trust Deed.

11.39 NO OBLIGATION TO MONITOR

     The Trustee shall be under no obligation to monitor or supervise the functions of any other person under any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations.

11.40 DOCUMENT REQUESTS

     The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds, or translations of documents, circulars, notices and statements provided by the Issuer or the Company pursuant to this Trust Deed, or for checking or commenting upon the content of any such legal opinion or document, circular, notice or statement and shall not be responsible for any liability incurred thereby. Any aforesaid documents, circulars, notices, statements or opinions received by the Trustee pursuant to this Trust Deed shall be made available for inspection by holders of the Bonds during normal business hours at the specified office of the Trustee.

11.41 SATISFACTION AS TO INDEMNITY AND/OR SECURITY

     The Trustee shall not be bound to take any action in connection with this Trust Deed or the Conditions or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the Issuer, the Company or the holders of the Bonds, as the case may be, will be able to indemnify it and/or against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify and/or secure it and on such demand being made, the Issuer, the Company or the holders of the Bonds as the case may be, shall be obliged to make payment of all such sums in full.

11.42 ASSUMPTION OF GENUINE INSTRUCTIONS

     The Trustee may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

12.  LIABILITY OF THE TRUSTEE

     The duty of care that applies to a trustee under Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee in relation to the trust constituted under this Trust Deed, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions hereof, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty.

13.  WAIVER AND PROOF OF DEFAULT

13.1 WAIVER

     The Trustee may (but shall not be obliged to), without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Company of the provisions of the Bonds, the Agency Agreement or this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

13.2 PROOF OF DEFAULT

     Proof that the Issuer has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

13.3 CONSENTS

     Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and conditions (if any) as the Trustee may think fit and may be given or exercised with retrospective effect. The Issuer and the Company shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree a variation of such terms and conditions.

14.  TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

     The Trustee and any other person, whether or not acting for itself, (i) may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer, the Company or any other person, (ii) may enter into or be interested in any contract or transaction with any such person and (iii) may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

15.  MODIFICATION

15.1 The Trustee may agree (but shall not be obliged to) without the consent of the Bondholders to:

     15.1.1 any modification to the Bonds or to this Trust Deed which, in the Trustee's opinion, (i) is of a formal, minor or technical nature or
          (ii) is made to correct a manifest error or to comply with mandatory provisions of law;

     15.1.2 any modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Bondholders or is otherwise generally in the interests of the Bondholders,

     but such power does not extend to any such modification as is mentioned in the proviso to paragraph 16 of Schedule 3. Any such modification as is permitted by this Clause 15 shall be binding on all Bondholders. In forming any decision under this Clause 15.1, the Trustee may request for the opinion of a leading independent investment bank of international repute or of any legal counsel or other expert acceptable to the Trustee or a certificate signed by two directors of the Issuer or the Company.

15.2 The Issuer shall, upon a modification pursuant to this Clause 15, give notice to the Bondholders in accordance with Condition 16.

16.  APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

16.1 APPOINTMENT

     The Issuer has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trustee will at all times be a trust corporation and it may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

16.2 RETIREMENT AND REMOVAL

     Any Trustee may retire at any time on giving at least 30 days' written notice to the Issuer and the Company without giving any reason and without being responsible for any costs occasioned by such retirement other than for refunding any annual fee paid upfront and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer (failing which the Company) will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee as soon as practicable and if, after 30 days' of such notice having been given the Issuer has failed to do so, the Trustee shall be entitled (at the expense of the Issuer) but not obliged to appoint another trust corporation selected by the Trustee as its successor.

16.3 CO-TRUSTEES

     Notwithstanding Clause 16.1, the Trustee may by written notice to the Issuer and the Company appoint anyone to act as an additional Trustee jointly with the Trustee:

     16.3.1 if the Trustee considers such appointment to be in the interests of the Bondholders;

     16.3.2 to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

     16.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

     Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Company and that person remove that person. At the Trustee's request, the Issuer and the Company will forthwith do all things as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so. The Trustee shall not be responsible for supervising any such additional Trustee.

16.4 COMPETENCE OF A MAJORITY OF TRUSTEES

     If there are more than two Trustees the majority of them will be competent to perform the Trustee's functions provided the majority includes a trust corporation.

16.5 SUCCESSOR

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties hereto.

16.6 PROVISIONS OF TRUST DEED FOR SOLE BENEFIT OF THE PARTIES AND THE HOLDERS OF THE BONDS

     Nothing in this Trust Deed or in the Bonds, expressed or implied, shall give or be construed to give any person other than the parties hereto and their successors and the holders of the Bonds any legal or equitable right, remedy or claim under the Trust Deed or any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Bonds.

16.7 RESTORATION OF RIGHTS AND ABANDONMENT OF PROCEEDINGS

     In case the Trustee shall have proceeded to enforce any right of holders of the Bonds under this Trust Deed and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case, the Issuer, the Company and the Trustee, subject to any determination of the proceedings shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the holders of the Bonds shall continue as though no such proceedings had been taken.

16.8 POWERS AND REMEDIES CUMULATIVE

     Except as otherwise provided in this Trust Deed, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of the Bonds is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

17.  COMMUNICATIONS

17.1 Any communication shall be by letter sent by registered post or courier or by fax:

     17.1.1 in the case of the Issuer, to it at:

            Brilliance China Finance Limited
            c/o Brilliance China Automotive Holdings Limited
            Suites 1602-5, Chater House
            8 Connaught Road Central
            Hong Kong

            Fax no.: (852) 2526 8472
            Attention: Mr. Wu Xiao An

     17.1.2 in the case of the Company, to it at:

            Brilliance China Finance Limited
            c/o Brilliance China Automotive Holdings Limited
            Suites 1602-5, Chater House
            8 Connaught Road Central
            Hong Kong

            Fax no.: (852) 2526 8472
            Attention: Mr. Wu Xiao An

     17.1.3 in the case of the Trustee, to it at:

            The Bank of New York, London branch
            48th Floor, One Canada Square
            London E14 5AL
            United Kingdom

            Fax no.: Global Trust Services
            Attention: (44 20) 7964 6399

            with a copy to:

            The Bank of New York
            One Temasek Avenue
            #02-01, Millenia Tower
            Singapore 039192

            Attention: Global Trust Services
            Fax no.: (65) 6883 0338

17.2 Communications will take effect:

     17.2.1 in the case of a letter sent by registered post, on the seventh Business Day in the place of receipt after posting;

     17.2.2 in the case of a letter sent by courier, at the time of delivery;
          and

     17.2.3 in the case of fax, at the time of despatch if the correct error-free transmission report is received; provided that if such communication would take effect outside business hours then it shall be deemed to be received on the next Business Day in the place of receipt.

     Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

     Any of the parties named above may change its address for the purpose of this Clause by giving notice of such change to the other parties to this Agreement.

18.  FURTHER ISSUES

18.1 SUPPLEMENTAL TRUST DEED

     If the Issuer issues further securities as provided in Condition 15, it shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

18.2 MEETINGS OF BONDHOLDERS

     If the Trustee so directs, Schedule 3 shall apply equally to Bondholders and to holders of any securities issued pursuant to the Conditions as if references in it to "BONDS" and "BONDHOLDERS" were also to such securities and their holders respectively.

19.  CURRENCY INDEMNITY

19.1 CURRENCY OF ACCOUNT AND PAYMENT

     US Dollar (the "CONTRACTUAL CURRENCY") is the sole currency of account and payment for all sums payable by the Issuer and the Company under or in connection with this Trust Deed and the Bonds, including damages.

19.2 EXTENT OF DISCHARGE

     An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, the Company or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Company will only discharge the Issuer or the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do
     so).

19.3 INDEMNITY

     If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer and the Company will indemnify it against any loss sustained by it as a result. In any event, the Issuer and the Company will indemnify the recipient against the cost of making any such purchase.

19.4 INDEMNITY SEPARATE

     The indemnities in this Clause 19 and in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any other judgment or order.

20.  GOVERNING LAW, THIRD PARTY RIGHTS AND JURISDICTION

20.1 GOVERNING LAW

     This Trust Deed is governed by and shall be construed in accordance with English law.

20.2 THIRD PARTY RIGHTS

     A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act of 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

20.3 JURISDICTION

     The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds ("PROCEEDINGS") may be brought in such courts. Each of the Issuer and the Company irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.4 SERVICE OF PROCESS

     Each of the Issuer and the Company irrevocably appoints Baker & McKenzie, London at 100 New Bridge Street, EC4V 6JA to receive, for it and on its behalf, service of process in any Proceedings in England and Wales. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer and the Company). If such process agent ceases to be able to act as such or no longer has an address in England, the Issuer and the Company will appoint a substitute process agent acceptable to the Trustee and will immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

21.  SATISFACTION AND DISCHARGE OF TRUST DEED; UNCLAIMED MONEYS

21.1 SATISFACTION AND DISCHARGE OF TRUST DEED

     If at the time:

     21.1.1 the Issuer or the Company has paid or caused to be paid the principal of and premium (if any) on the outstanding Bonds hereunder, as and when the same shall have become due and payable, or

     21.1.2 the Issuer shall have delivered to the Trustee for cancellation all the Bonds theretofore authenticated (other than the Bonds which shall have been mutilated, defaced, destroyed, lost or stolen and which shall have been replaced or paid as provided in the Conditions), then this Trust Deed shall cease to be of further effect with respect to the Bonds (except that the obligations of the Issuer under Clauses 10 (Remuneration and Indemnification of the Trustee) and 19 (Currency Indemnity) shall survive).

21.2 PRESCRIPTION

     Claims in respect of amounts due in respect of the Bonds will be prescribed unless made within a period of ten years, in the case of principal, and five years, in the case of premium (if any) as the case may be, from the relevant date of payment in respect thereof. The Trustee or any Agent shall have no responsibility, obligation or liability with respect to any Bond for any amounts so prescribed.

22.  ENFORCEMENT

     At any time after the Bonds have become due and repayable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer and the Company as it may think fit to enforce repayment of the Bonds and to enforce the provisions of this Trust Deed, but it will not be bound to take any such proceedings unless:

     22.1 it shall have been so requested in writing by the holders of not less than 20 per cent. in principal amount of the Bonds then outstanding or so directed by an Extraordinary Resolution; and

     22.2 it shall have been indemnified and/or secured to its satisfaction.

     No Bondholder will be entitled to proceed directly against the Issuer and the Company, unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure shall be continuing.

23.  NOTIFICATION TO THIRD PARTIES BY THE TRUSTEE

     Upon the reasonable written request and at the expense of the Issuer (failing which the Company), the Trustee shall provide notice relating to the outstanding amount of the Bonds at the time of the request to any third party in accordance with the instructions of the Issuer, provided and to the extent that the Trustee has received such information from the Principal Agent and/or the Registrar. Under no circumstances shall the Trustee be required to provide such information on more than one occasion in any calendar month. The Trustee will not make and shall not be deemed to have made any representation and shall bear no responsibility as to the correctness of the stated amount contained in any notice provided under this Clause 23.

24.  COUNTERPARTS

     This Trust Deed (and any supplemental trust deed thereto) may be executed in counterparts, which when taken together shall constitute one and the same instrument.

                                   SCHEDULE 1

                               FORM OF CERTIFICATE

On the front:

Amount   ISIN           Common Code   Certificate Number
------   ----           -----------   ------------------
         XS0254267890   025426789     [_____]

                        BRILLIANCE CHINA FINANCE LIMITED
         (INCORPORATED WITH LIMITED LIABILITY IN BRITISH VIRGIN ISLANDS)
                                 US$182,678,000
                ZERO COUPON GUARANTEED CONVERTIBLE BONDS DUE 2011
                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted above, are in registered form and form part of a series designated as specified in the title (the "BONDS") of Brilliance China Finance Limited (the "ISSUER") and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the "CONDITIONS") set out on the reverse hereof.

The Issuer hereby certifies that [_____] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$1,000 (one thousand US Dollars). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds in respect of which this Certificate is issued are convertible into fully-paid ordinary shares with a par value of US$0.01 each of Brilliance China Automotive Holdings Limited (the "COMPANY") subject to and in accordance with the Conditions and the Trust Deed.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

The Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed on its behalf.

Dated [_____]

BRILLIANCE CHINA FINANCE LIMITED


By:
    ---------------------------------
    Director/Authorised Signatory

CERTIFICATE OF AUTHENTICATION

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

_____________________________________

_____________________________________

_____________________________________

_____________________________________

THE BANK OF NEW YORK as Registrar


By:
    ---------------------------------
    Authorised Signatory

Dated:
       ------------------------------

On the back:

                        TERMS AND CONDITIONS OF THE BONDS

The following (subject to amendment, and other than the words in italics) is the text of the Terms and Conditions of the Bonds which will appear on the reverse of each of the definitive certificates evidencing the Bonds:

The issue of up to US$182,678,000 aggregate principal amount of Zero Coupon Guaranteed Convertible Bonds due 2011 (the "BONDS", which term shall include, unless the context requires otherwise, any further Bonds issued in accordance with Condition 15 and consolidated and forming a single series therewith) of Brilliance China Finance Limited (the "ISSUER") was authorised by a resolution of the Board of Directors of the Issuer passed under a board meeting held on 8 May 2006 and the Guarantee (as defined in Condition 1(b)) and the right of conversion into Shares (as defined in Condition 6(a)(v)) of Brilliance China Automotive Holdings Limited (the "COMPANY") were authorised by a resolution of the Board of Directors of the Company passed under a board meeting held on 8 May 2006 and the approval of the shareholders of the Company in a Special General Meeting on 1 June 2006. The Bonds are constituted by a trust deed (as amended or supplemented from time to time) to be dated on or about 7 June 2006 (the "TRUST DEED") made between the Issuer, the Company and The Bank of New York acting through its London branch as trustee for the holders of the Bonds (the "TRUSTEE", which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and are subject to the paying and conversion agency agreement to be dated on or about 7 June 2006 (the "AGENCY AGREEMENT") with the Trustee, The Bank of New York acting through its London branch as principal paying and conversion agent and transfer agent (the "PRINCIPAL AGENT"), The Bank of New York as registrar (the "REGISTRAR") and the other paying, conversion and transfer agents appointed under it (each a "PAYING AGENT", "CONVERSION AGENT", "TRANSFER AGENT" and together with the Registrar and the Principal Agent, the "AGENTS") relating to the Bonds. References to the "PRINCIPAL AGENT", the "REGISTRAR" and the "AGENTS" below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed. Unless otherwise defined, terms used in these Conditions have the meaning specified in the Trust Deed. Copies of the Trust Deed and of the Agency Agreement are available for inspection at the registered office of the Trustee being at the date hereof at One Canada Square, 48th Floor, London, E14 5AL, United Kingdom and at the specified offices of each of the Agents. The Bondholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.   STATUS AND GUARANTEE

1.1  STATUS

     The Bonds constitute direct, unsubordinated, unconditional and (subject to the provisions of Condition 5) unsecured obligations of the Issuer and the Bonds shall at all times rank pari passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations. The payment obligations of the Company under the Guarantee (as defined in Condition 1(b)) shall, save for exceptions as may be provided by applicable legislation and subject to Condition 5, at all times rank at least equally with all of its other present and future unsecured and unsubordinated obligations.

1.2  GUARANTEE

     The due payment of all sums expressed to be payable by the Issuer and the due performance by the Issuer of its obligations under the Trust Deed and the Bonds has been unconditionally and irrevocably guaranteed by the Company. The obligations of the Company (in that respect) (the "GUARANTEE") are contained in the Trust Deed.

2.   FORM AND DENOMINATION

     The Bonds are issued in registered form in the denomination of US$1,000 each, without coupon attached. A Bond certificate (each a "CERTIFICATE") will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Bondholders which the Issuer will procure to be kept by the Registrar.

     Upon issue, the Bonds will be represented by the Global Certificate deposited with a common depositary for, and representing Bonds registered in the name of a common nominee of Euroclear and Clearstream. The Conditions are modified by certain provisions contained in the Global Certificate.

3.   TITLE

     Title to the Bonds passes only by transfer and registration in the register of Bondholders as described in Condition 4. The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Terms and Conditions "BONDHOLDER" and (in relation to a Bond) "HOLDER" means the person in whose name a Bond is registered.

4.   TRANSFERS OF BONDS; ISSUE OF CERTIFICATES

4.1  REGISTER

     The Issuer will cause to be kept at the specified office of the Registrar (which shall be outside Hong Kong) and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the "REGISTER"). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

4.2  TRANSFER

     Subject to Condition 4(e) and the Agency Agreement, a Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

     Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

4.3  DELIVERY OF NEW CERTIFICATES

     Each new Certificate to be issued upon a transfer of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any other relevant Agent of the form of transfer, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds (but free of charge to the holder) to the address specified in the form of transfer. The form of transfer is available at the specified office of the Registrar and the Agents.

     Except in the limited circumstances described in these Conditions (see "THE GLOBAL CERTIFICATE"), owners of interests in the Bonds will not be entitled to receive physical delivery of Certificates.

     Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within five business days of delivery of the original Certificate to the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred or converted (but free of charge to the holder) to the address of such holder appearing on the Register. The form of transfer is available at the specified office of the Registrar and the Agents.

     For the purposes of Condition 4, a "BUSINESS DAY" shall mean a day other than a Saturday or Sunday on which banks are open for business in the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer or conversion) or the Agent with whom a Certificate is deposited in connection with a transfer or conversion, is located.

4.4  FORMALITIES FREE OF CHARGE

     Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

4.5  CLOSED PERIODS

     No Bondholder may require the transfer of a Bond to be registered:

     (i) during the period of seven days ending on (and including) the dates for payment of any principal pursuant to the Conditions;

     (ii) after a Conversion Notice (as defined in Condition 6(b)(i)) has been delivered with respect to a Bond; or

     (iii) after a Relevant Event Redemption Notice (as defined in Condition 8(d)) or a Put Exercise Notice (as defined in Condition 8(e)) has been deposited in respect of such Bond.

4.6  REGULATIONS

     All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Bondholder who asks for one.

5.   NEGATIVE PLEDGE

5.1  NEGATIVE PLEDGE

     (i) Each of the Issuer and the Company undertakes that, so long as any of the Bonds remains outstanding ("OUTSTANDING" as defined in the Trust
          Deed) or any amount is due under or in respect of any Bond or otherwise under the Trust Deed, it will not, and (in the case of the Company) will procure that none of the Material Subsidiaries will, create or permit to subsist or arise any Encumbrance upon the whole or any part of their respective present or future assets or revenues to secure any Relevant Indebtedness (or any guarantee or indemnity in respect of such Relevant Indebtedness) of the Issuer or any other subsidiary or associate of the Issuer or the Company unless the outstanding Bonds are forthwith secured by (i) the same Encumbrance or
          (ii) such Encumbrance as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders.

     (ii) The Issuer undertakes that it shall not incorporate a company.

5.2  INTERPRETATION

     In these Conditions:

     (i) any reference to an "ENCUMBRANCE" is to a mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

     (ii) any reference to "RELEVANT INDEBTEDNESS" is to any indebtedness in the form of or represented by debentures, loan stock, bonds, notes, bearer participation certificates, depository receipts, certificates of deposit or other similar securities or instruments or by bills of exchange drawn or accepted for the purpose of raising money which are, or are issued with the intention on the part of the issuer thereof that they should be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over the counter or on any other securities market (whether or not initially distributed by way of private placement); and

     (iii)any reference to a "SUBSIDIARY" or "SUBSIDIARY" of the Issuer or the Company is to a company the financial statements of which are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the Issuer or the Company (as applicable); and

     (iv) any reference to "MATERIAL SUBSIDIARY" means any Subsidiary of the
          Company:

          (A) whose gross revenues or (in the case of a Subsidiary which itself has subsidiaries) consolidated gross revenues, as shown by its latest audited income statement are at least five per cent. of the consolidated gross revenues as shown by the latest published audited consolidated income statement of the Company and its Subsidiaries; or

          (B) whose gross assets or (in the case of a Subsidiary which itself has subsidiaries) gross consolidated assets, as shown by its latest audited balance sheet are at least five per cent. of the amount which equals the amount included in the consolidated gross assets of the Company and its Subsidiaries as shown by the latest published audited consolidated balance sheet of the Company and its Subsidiaries as being represented by the investment of the Company in each Subsidiary whose accounts are not consolidated with the consolidated audited accounts of the Company and after adjustment for minority interest, provided that, in relation to paragraphs (A) and (B) above:

          (i) in the case of a corporation or other business entity becoming a Subsidiary after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company for the purposes of the calculation above shall, until consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Subsidiary are published, be deemed to be a reference to the then latest consolidated audited accounts of the Company adjusted to consolidate the latest audited accounts (consolidated in the case of a Subsidiary which itself has Subsidiary) of such Subsidiary in such accounts;

          (ii) if at any relevant time in relation to the Company or any Subsidiary which itself has Subsidiaries no consolidated accounts are prepared and audited, total assets of the Company and/or any such Subsidiary shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by the Company and reviewed by the Auditors (as defined in the Trust Deed);

          (iii) if at any relevant time in relation to any Subsidiary, no accounts are audited, its total assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Subsidiary prepared for this purpose by the Company and reviewed by the Auditors; and

          (iv) if the accounts of any Subsidiary (not being a Subsidiary referred to in proviso (i) above) are not consolidated with those of the Company, then the determination of whether or not such subsidiary is a Material Subsidiary shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts (determined on the basis of the foregoing) of the Company; or

          (C) any Subsidiary of the Company to which is transferred the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transfer was a Material Subsidiary, provided that the Material Subsidiary which so transfers shall forthwith upon such transfer cease to be a Material Subsidiary and the Subsidiary to which the assets are so transferred shall become a Material Subsidiary at the date on which the first published audited accounts (consolidated, if appropriate), of the Company prepared as of a date later than such transfer are issued.

6.   CONVERSION

6.1  CONVERSION RIGHT

     (i) CONVERSION PERIOD: Subject as hereinafter provided, Bondholders have the right to convert their Bonds into Shares at any time during the Conversion Period referred to below.

          The right of a Bondholder to convert any Bond into Shares is called the "CONVERSION RIGHT". Subject to and upon compliance with, the provisions of this Condition, the Conversion Right attaching to any Bond may be exercised, at the option of the holder thereof, at any time on and after 6 July 2006 up to the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on 8 May 2011 (but, except as provided in Condition 6(a)(iv), in no event thereafter) or if such Bond shall have been called for redemption before 8 May 2011, then up to the close of business (at the place aforesaid) on a date no later than seven business days (in the place aforesaid) prior to the date fixed for redemption thereof (the "CONVERSION PERIOD").

          The number of Shares to be issued on conversion of a Bond will be determined by dividing the principal amount of the Bond to be converted (translated into Hong Kong dollars at the fixed rate of US$1.00 = HK$7.7513 (the "EXCHANGE RATE")) by the Conversion Price in effect at the Conversion Date (both as hereinafter defined). A Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

     (ii) FRACTIONS OF SHARES: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after 7 June 2006 which reduces the number of shares outstanding, the Company will upon conversion of Bonds pay in cash (in US Dollars by means of a US Dollar cheque drawn on a bank in New York) a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Certificate deposited in connection with the exercise of Conversion Rights as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid if such sum exceeds US$10.00.

     (iii) CONVERSION PRICE AND CONVERSION RATIO: The price at which Shares will be issued upon conversion (the "CONVERSION PRICE") will initially be HK$1.93 per Share but will be subject to adjustment in the manner provided in Condition 6(c) and Condition 6(f). The conversion ratio (the "CONVERSION RATIO") is equal to the principal amount of each Bond divided by the then Conversion Price.

     (iv) REVIVAL AND/OR SURVIVAL AFTER DEFAULT: Notwithstanding the provisions of Condition 6(a)(i), if:

          (A) the Issuer (or the case may be, the Company) shall default in making payment in full in respect of any Bond which shall have been called for redemption on the date fixed for redemption thereof;

          (B) any Bond has become due and payable prior to the Maturity Date (as defined in Condition 8(a)) by reason of the occurrence of any of the events under Condition 10; or

          (C) any Bond is not redeemed on the Maturity Date in accordance with Condition 8(a),

          the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the date upon which the full amount of the moneys payable in respect of such

          Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and, notwithstanding the provisions of Condition 6(a)(i), any Bond in respect of which the Certificate and Conversion Notice are deposited for conversion prior to such date shall be converted on the relevant Conversion Date (as defined below) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date or that the Conversion Period may have expired before such Conversion Date.

     (v) MEANING OF SHARES: As used in these Conditions, the expression "SHARES" means ordinary shares of par value US$0.01 each of the Company or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

6.2  CONVERSION PROCEDURE

     (i) CONVERSION NOTICE: To exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at his own expense during normal business hours at the specified office of any Conversion Agent a notice of conversion (a "CONVERSION NOTICE") in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, together with the relevant Certificate and any amounts required to be paid by the Bondholder under Condition 6(b)(ii).

          The conversion date in respect of a Bond (the "CONVERSION DATE") must fall at a time when the Conversion Right attaching to that Bond is expressed in these Conditions to be exercisable (subject to the provisions of Condition 6(a)(iv) above) and will be deemed to be the Stock Exchange Business Day (as defined below) immediately following the date of the surrender of the Certificate in respect of such Bond and delivery of such Conversion Notice and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents to such withdrawal. "STOCK EXCHANGE BUSINESS DAY" means any day (other than a Saturday or Sunday) on which The Stock Exchange of Hong Kong Limited (the "HONG KONG STOCK EXCHANGE") or the Alternative Stock Exchange (as defined in Condition 6(d) below), as the case may be, is open for business.

     (ii) STAMP DUTY ETC.: A Bondholder delivering a Certificate in respect of a Bond for conversion must pay to the relevant Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital or stamp duties payable in Bermuda, British Virgin Islands, Hong Kong and, if relevant, in the place of the Alternative Stock Exchange, by the Company in respect of the allotment and issue of Shares and listing of the Shares on the Hong Kong Stock Exchange on conversion) (the "TAXES") and such Bondholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion. The Company will pay all other expenses arising on the issue of Shares on conversion of Bonds. The Bondholder (and, if applicable, the person other than the Bondholder to whom the Shares are to be issued) must provide the Agent with details of the relevant tax authorities to which the Agent must pay monies received in settlement of Taxes payable pursuant to this Condition 6(b)(ii). The Agent is under no obligation to determine whether a Bondholder is liable to pay any Taxes including stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 6(b)(ii).

     (iii) REGISTRATION: As soon as practicable, and in any event not later than five business days after the Conversion Date, the Company will, in the case of Bonds converted on exercise of the Conversion Right and in respect of which a duly completed Conversion Notice has been delivered and the relevant Certificate and amounts payable by the relevant Bondholder deposited as required by sub-paragraphs (i) and (ii), register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Company's share register and will, if the Bondholder has also requested in the Conversion Notice, take all necessary action to procure that Shares are delivered through the Central Clearing and Settlement System of Hong Kong for so long as the Shares are listed on the Hong Kong Stock Exchange; or will make such certificate or certificates in respect of such Shares available for collection at the office of the Company's share registrar in Hong Kong (currently Computershare Hong Kong Investor Services Ltd.) notified to Bondholders in accordance with Condition 16 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name.

          If the Conversion Date in relation to any Bond shall be on or after a date with effect from which an adjustment to the Conversion Price takes retroactive effect pursuant to any of the provisions referred to in Condition 6(c) and the Trust Deed and the relevant Registration Date (as defined below) falls on a date when the relevant adjustment has not yet been reflected in the then current Conversion Price, the provisions of this sub-paragraph (iii) shall be applied mutatis mutandis to such number of Shares as is equal to the excess of the number of Shares which would have been required to be issued on conversion of such Bond if the relevant retroactive adjustment had been given effect as at the said Registration Date over the number of Shares previously issued (or which the Company was previously bound to issue) pursuant to such conversion. If the Issuer has elected to pay the converting Bondholder of the Bond cash in lieu of Shares pursuant to the Cash Settlement Option (as defined below) set out in Condition 6(b)(iv), the number of excess Shares shall be determined by assuming that the Issuer had not elected the Cash Settlement Option. In such case, the Issuer shall satisfy its obligations under this Condition 6(b)(iii) by paying, as soon as practicable and in any event not later than 13 Stock Exchange Business Days after the date of such adjustment of the Conversion Price, to the converting Bondholder an amount in US Dollars (converted into US Dollars by applying the Exchange Rate) equal to the Current Market Price (as defined in Condition 7) of any such excess Shares on the date the Company would be required to deliver such Shares if the Cash Settlement Option had not been exercised by the Issuer.

          The person or persons specified for that purpose will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's register of members (the "REGISTRATION DATE"). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date.

          If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any retroactive adjustment of the Conversion Price referred to in this sub-paragraph (iii) prior to the time such retroactive adjustment shall have become effective), the Company will pay to the converting Bondholder or his designee an amount (the "EQUIVALENT AMOUNT") equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than five days thereafter. The Equivalent Amount shall be calculated by the Issuer and paid by means of a US Dollar cheque (translated at the Exchange Rate) drawn on a bank in New York and sent to the address specified in the relevant Conversion Notice. For the avoidance of doubt, the Company will not be required to pay the Equivalent Amount in respect of a Bond if (i) it has elected with respect to such Bond to pay cash in lieu of Shares pursuant to Condition 6(b)(iv) and (ii) the average Closing Price by reference to which the Cash Settlement Amount is determined reflects the entitlement to such dividends or other distribution.

     (iv) CASH SETTLEMENT: Notwithstanding the Conversion Right of each Bondholder in respect of each Bond, at any time when the delivery of Shares deliverable upon conversion of the Bonds is required to satisfy the Conversion Right in respect of a Conversion Notice, the Issuer shall have the option to pay to the relevant Bondholder an amount of cash in Hong Kong dollars equal to the Cash Settlement Amount (as defined below) in order to satisfy such Conversion Right in full or in part (in which case the other part shall be satisfied by the delivery of Shares) (the "CASH SETTLEMENT OPTION"). In order to exercise the Cash Settlement Option, the Issuer shall calculate the Cash Settlement Amount (as defined below) and shall provide notice of the exercise of the Cash Settlement Option (the "CASH SETTLEMENT NOTICE") to the relevant Bondholder as soon as practicable but no later than the Stock Exchange Business Day following the day on which the Issuer receives notification from the Conversion Agent that the Conversion Agent has received the Conversion Notice (the "CASH SETTLEMENT NOTICE DATE"). The Cash Settlement Notice must specify the number of Shares in respect of which the Issuer will make a cash payment in the manner described in this Condition. The Issuer shall pay the Cash Settlement Amount as soon as practicable but in any event no later than 13 Stock Exchange Business Days following the Cash Settlement Notice Date. If the Issuer exercises its Cash Settlement Option in respect of Bonds held by more than one Bondholder which are to be converted on the same Conversion Date, the Issuer shall make the same proportion of cash and Shares available to such converting Bondholders.

          "CASH SETTLEMENT AMOUNT" means the product of:

          (A) the number of Shares otherwise deliverable upon exercise of the Conversion Right in respect of the Bond(s) to which the Conversion Notice applies, and in respect of which the Issuer has elected the Cash Settlement Option; and

          (B) the Average Closing Price of the Shares for each day during the ten consecutive Trading Days (as defined below) immediately following and excluding the Cash Settlement Notice Date.

6.3  ADJUSTMENTS TO CONVERSION PRICE

     The Conversion Price will be subject to adjustment in the following events as set out in the Trust Deed:

     (i) CONSOLIDATION, SUBDIVISION OR RECLASSIFICATION: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

                                        A
                                    ---------
                                        B

          Where:

          A is the nominal amount of one Share immediately after such alteration; and

          B is the nominal amount of one Share immediately before such alteration.

          Such adjustment shall become effective on the date the alteration takes effect.

     (ii) CAPITALISATION OF PROFITS OR RESERVES:

          (A) If and whenever the Company shall issue any Shares credited as fully paid to the shareholders of the Company by way of capitalisation of profits or reserves (including any share premium account) including, Shares paid up out of distributable profits or reserves and/or share premium account issued (except any Scrip Dividend (as defined below)) and which would not have constituted a Distribution (as defined below), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                        A
                                    ---------
                                        B

               Where:

               A is the aggregate nominal amount of the issued Shares immediately before such issue; and

               B is the aggregate nominal amount of the issued Shares immediately after such issue.

          (B) In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

                                      A + B
                                    ---------
                                      A + C

               Where:

               A is the aggregate nominal amount of the issued Shares immediately before such issue;

               B is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

               C is the aggregate nominal amount of Shares issued by way of such Scrip Dividend;

               or by making such other adjustment as two independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee, shall certify to the Trustee is fair and reasonable.

               Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

     (iii) DISTRIBUTIONS:

          (A) Subject to Condition 6(c)(iii)(B), if and whenever the Company shall pay or make any Distribution to its shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 6(c)(ii) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

                                      A - B
                                    ---------
                                        A

               Where:

               A is the Current Market Price of one Share on the last Trading Day preceding the date on which the Distribution is publicly announced; and

               B is the Fair Market Value on the date of such announcement of the portion of the Distribution attributable to one Share.

               Such adjustment shall become effective on the date that such Distribution is actually made.

          (B) If and whenever the Company shall pay or make any Distribution in cash only to its shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Distribution by the following fraction:

                                      A - B
                                     -------
                                        A

               Where:

               A is the Current Market Price of one Share on the record date for the determination of the shareholders of the Company entitled to receive such Distribution in cash; and

               B    is the amount of cash so distributed attributable to one
                    Share.

               Such adjustment shall become effective on the record date for the determination of Shareholders entitled to receive such Distribution in cash.

     (iv) RIGHTS ISSUES OF SHARES OR OPTIONS OVER SHARES: If and whenever the Company shall issue Shares to all or substantially all of its shareholders as a class by way of rights, or issue or grant to all or substantially all of its shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than 90 per cent. of the Current Market Price per Share on the last Trading Day preceding the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                      A + B
                                    ---------
                                      A + C

          Where:

          A is the number of Shares in issue immediately before such announcement;

          B is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued by way of rights and for the total number of Shares comprised therein would purchase at such

               Current Market Price per Share; and

          C is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

          Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be).

     (v) RIGHTS ISSUES OF OTHER SECURITIES: If and whenever the Company shall issue any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares) to all or substantially all its shareholders as a class by way of rights or grant to all or substantially all Shareholders as a class by way of rights, of options, warrants or other rights to subscribe for or purchase any securities (other than Shares or options, warrants or other rights to subscribe or purchase Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

                                      A - B
                                    ---------
                                        A

          Where:

          A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

          B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

          Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

     (vi) ISSUES AT LESS THAN CURRENT MARKET PRICE: If and whenever the Company shall issue any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant options, warrants or other rights to subscribe or purchase Shares in each case at a price per Share which is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                      A + B
                                    ---------
                                        C

          Where:

          A is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

          B is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares (or as the case may be, for such additional Shares to be issued or otherwise be made available upon the exercise of such options, warrants or rights) would purchase at such Current Market Price per Share; and

          C is the number of Shares in issue immediately after the issue of such additional Shares or upon the exercise of such options, warrants or rights.

          References to additional Shares in the above formula shall, in the case of an issue by the Company of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

          Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue of such options, warrants or other rights.

     (vii) OTHER ISSUES AT LESS THAN CURRENT MARKET PRICE: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 6(c)(vii), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Conditions 6(c)(iv), 6(c)(v) or 6(c)(vi)), or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other company, person or entity (otherwise than as mentioned in Conditions 6(c)(iv), 6(c)(v) or 6(c)(vi)) shall issue any securities (other than the Bonds) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Shares to be issued by the Company on conversion, exchange or subscription at a consideration per Share receivable upon conversion, exchange or subscription which is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                      A + B
                                    ---------
                                      A + C

          Where:

          A is the number of Shares in issue immediately before such issue (but where the relevant securities carry rights of conversion into, or rights of exchange or subscription for Shares which have already been issued by the Company (and are held in treasury) for the purposes of, or in connection with such issue less the number of such Shares so issued);

          B is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

          C is the maximum number of Shares to be issued on conversion or otherwise made available upon conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

          Such adjustment shall become effective on the date of issue of such securities.

     (viii) MODIFICATION OF RIGHTS OF CONVERSION ETC.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 6(c)(vii) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than 90 per cent. of the Current Market Price on the last Trading Day preceding the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

                                      A + B
                                    ---------
                                      A + C

          Where:

          A is the number of Shares in issue immediately before such modification (but where the relevant securities carry rights of conversion into, or rights of exchange or subscription for Shares which have already been issued by the Company (and are held in treasury) for the purposes of, or in connection with such issue, less the number of such Shares so issued);

          B is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price; and

          C is the maximum number of Shares to be issued on conversion or otherwise made available upon conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as two leading independent investment banks of international repute (acting as experts), selected by the Company and approved in writing by the Trustee, consider appropriate (if at all) for any previous adjustment under this Condition 6(c)(viii) or Condition 6(c)(vii).

          Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

     (ix) OTHER OFFERS TO SHAREHOLDERS: If and whenever the Company or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with which an offer to which the shareholders of the Company generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 6(c)(iv), Condition 6(c)(v),Condition 6(c)(vi) or Condition 6(c)(vii)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

                                      A - B
                                    ---------
                                        A

          Where:

          A is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

          B is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

          Such adjustment shall become effective on the date of issue of the securities.

     (x) OTHER EVENTS: If the Company determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 6, the Company shall, at its own expense, consult an independent investment bank of international repute (acting as expert), selected by the Company and approved in writing by the Trustee, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the independent investment banks such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the circumstances giving rise to any adjustment pursuant to this Condition 6 have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 6 as may be advised by the independent investment banks to be in their opinion appropriate to give the intended result.

6.4  INTERPRETATION

     For the purposes of these Conditions:

     "ALTERNATIVE STOCK EXCHANGE" means at any time, in the case of the Shares, if they are not at that time listed and traded on the Hong Kong Stock Exchange, the principal stock exchange or securities market on which the Shares are then listed or quoted or dealt in.

     "AVERAGE CLOSING PRICE" is the arithmetic average of the Closing Price per Share for each Trading Day during the Relevant Period. In making any such calculation, such adjustments (if any) shall be made as two independent investment banks of international repute (acting as experts) selected by the Company and approved by the Trustee may consider appropriate to reflect
     (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event or (c) the modification of any rights to dividends of Shares.

     "CLOSING PRICE" for the Shares for any Trading Day shall be the price published in the Daily Quotation Sheet published by the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange for such day.

     "CURRENT MARKET PRICE" means, in respect of a Share at a particular date, the average of the closing prices published in the Daily Quotation Sheet of the Hong Kong Stock Exchange or the equivalent quotation sheet of an Alternative Stock Exchange for one Share (being a Share carrying full entitlement to dividend) for the five consecutive Trading Days ending on the Trading Day immediately preceding such date, provided that if at any time during the said five Trading Day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

     (i) if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

     (ii) if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

     and provided further that if the Shares on each of the said five Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

     "DISTRIBUTION" means any dividend or distribution (whether of cash or assets in specie) by the Company for any financial period (whenever paid or made and however described) (and for these purposes a distribution of assets in specie includes without limitation an issue of shares or other securities credited as fully or partly paid (other than Shares credited as fully paid to the extent an adjustment to the Conversion Price is made in respect thereof under Condition 6(c)(iii)(A)) by way of capitalisation of reserves) unless it comprises a purchase or redemption of Shares by or on behalf of the Company (or a purchase of Shares by or on behalf of a Subsidiary of the Company), where the weighted average price (before expenses) on any one day in respect of such purchases does not exceed the Current Market Price of the Shares as published in the Daily Quotation Sheet of the Hong Kong Stock Exchange or the equivalent quotation sheet of an Alternative Stock Exchange, as the case may be, by more than five per cent. either (i) on that date, or (ii) where an announcement has been made of the intention to purchase Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (i) or (ii), the relevant day is not a Trading Day, the immediately preceding Trading Day.

     "FAIR MARKET VALUE" means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by two independent investment banks of international repute (acting as experts) selected by the Company and approved in writing by the Trustee, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such investment banks) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded. For the avoidance of doubt, the calculation of such excess in the event of a cash dividend only shall not require two independent investment banks of international repute.

     "RELEVANT CASH DIVIDEND" means any cash dividend specifically declared by the Company.

     "RELEVANT PERIOD" means the period beginning on the 30th Trading Day prior to the Trading Day (the "RELEVANT TRADING DAY") immediately preceding the date on which the Shares are quoted ex-dividend on the Hong Kong Stock Exchange (or any relevant Alternative Stock Exchange) in respect the cash dividend which caused the adjustment to the Conversion Price pursuant to Condition 6(c)(iii), and ending on the relevant Trading Day.

     "SCRIP DIVIDEND" means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend being a dividend which the shareholders of the Company concerned would or could otherwise have received and which would not have constituted a Distribution (and for the avoidance of doubt to the extent that no adjustment is to be made under Condition 6(c)(iii) in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof).

     "TRADING DAY" means a day when the Hong Kong Stock Exchange or, as the case may be an Alternative Stock Exchange, is open for dealing business, provided that if no closing price is reported in respect of the relevant Shares on the Hong Kong Stock Exchange or, as the case may be the Alternative Stock Exchange for one or more consecutive dealing days, such day or days will be disregarded in any relevant calculation and shall be deemed not have existed when ascertaining any period of dealing days.

6.5  MISCELLANEOUS

     On any adjustment, the relevant Conversion Price, if not an integral multiple of one Hong Kong cent, shall be rounded down to the nearest Hong Kong cent. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has not been rounded down, shall be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment shall be given to Bondholders in accordance with Condition 16 as soon as practicable after the determination thereof.

     The Conversion Price may not be reduced so that, on conversion of Bonds, Shares would fall to be issued at a discount to their par value.

     Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an independent investment bank of international repute (acting as expert), selected by the Company and approved in writing by the Trustee, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such independent investment bank to be in their opinion appropriate in order to give such intended result. No adjustment will be made to the Conversion Price when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors) of the Company or any Subsidiary of the Company pursuant to any Employee Share Scheme (as defined in the Trust Deed) (and which Employee Share Scheme is in compliance with the listing rules of the Hong Kong Stock Exchange or, if applicable, those of an Alternative Stock Exchange).

     No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation of the Shares as referred to in Condition 6(c)(i) above.

     If the Company fails to select independent investment banks when required for the purposes of Condition 6(c), the Trustee may select such banks. The Trustee shall not be under any duty to monitor whether any other event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

6.6  CONVERSION PRICE RESET

     If the average of the Closing Prices of the Shares (the "AVERAGE MARKET PRICE") for the period of 20 consecutive Trading Days immediately prior to 10 March 2007 (the "FIRST RESET DATE") and 10 March 2008 (the "SECOND RESET DATE", together with the First Reset Date, the "RESET DATES") is less than the Conversion Price on the applicable Reset Date (taking into account any adjustments as described in Condition 6(c) which may have occurred prior to the Reset Date), the Conversion Price shall be adjusted on the applicable Reset Date so that the Average Market Price will become the adjusted Conversion Price with effect from the applicable Reset Date.

     Such adjusted Conversion Price shall be rounded upwards, if necessary, to the nearest Hong Kong cent, provided that:

     (i) any such adjustment to the Conversion Price shall be limited such that the adjusted Conversion Price in no event shall be less than 68% (in relation to the First Reset Date) and 75% (in relation to the Second Reset Date) of the Conversion Price prevailing on the relevant Reset Date (taking into account any adjustments as described in Condition 6(c) which may have occurred prior to the Reset Date);

     (ii) subject to (i) above, the adjustment events set out in Condition 6(c) shall apply, mutatis mutandis, to adjustments hereunder to ensure that appropriate adjustments shall be made to the Conversion Price as so adjusted to reflect any events set out in Condition 6(c);

     (iii) the Conversion Price shall not be reduced below the then par value (currently US$0.01 per Share) of the Shares unless under applicable law then in effect the Bonds could be converted at such reduced Conversion Price into legally issued, fully-paid and non-assessable Shares; and

     (iv) for the avoidance of doubt, any such adjustment to the Conversion Price shall only be a downward adjustment.

     Any such adjustments shall become effective as of the applicable Reset Date and shall be notified to the Bondholders in accordance with Condition 16 as soon as practicable thereafter.

     In the event that the Issuer has insufficient shareholder approval to issue Shares pursuant to the Conversion Right after the resetting of the Conversion Price in accordance with this Condition 6(f), it shall exercise the Cash Settlement Option. The Trustee shall not be under any duty to monitor whether any other event or circumstance has happened or exists which may require resetting of the Conversion Price and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

6.7  UNDERTAKINGS

     The Company has undertaken in the Trust Deed, inter alia, that so long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution (as defined in the Trust Deed) of the Bondholders:

     (i) it will use all reasonable endeavours (a) to maintain a listing for all the issued Shares on the Hong Kong Stock Exchange, and (b) to obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights attaching to the Bonds on the Hong Kong Stock Exchange, and if the Issuer is unable to obtain or maintain such listing, to use all reasonable endeavours to obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as from time to time selected by the Company and approved by the Trustee and will forthwith give notice to the Bondholders in accordance with Condition 16 below of the listing or delisting of the Shares (as a class) by any of such stock exchange; and

     (ii) it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds.

     The Company has also given certain other undertakings in the Trust Deed for the protection of the Conversion Rights.

6.8  NOTICE OF CHANGE IN CONVERSION PRICE

     The Issuer shall give notice to the Bondholders in accordance with Condition 16 and the Singapore Exchange Securities Trading Limited of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

7.   PAYMENTS

7.1  PRINCIPAL

     Payment of principal will be made by transfer to the registered account of the Bondholder or by US Dollar cheque drawn on a bank in New York mailed to the registered address of the Bondholder in accordance with Condition 16 if it does not have a registered account. Payment of principal will only be made after surrender of the relevant Certificate at the specified office of any of the Agents.

     References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

7.2  REGISTERED ACCOUNTS

     For the purposes of this Condition, a Bondholder's registered account means the US Dollar account maintained by or on behalf of it with a bank in New York, details of which appear on the Register at the close of business on the second business day (as defined below) before the due date for payment, and a Bondholder's registered address means its address appearing on the Register at that time.

7.3  FISCAL LAWS

     All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 9. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

7.4  PAYMENT INITIATION

     Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that it not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

7.5  DEFAULT INTEREST AND DELAY IN PAYMENT

     If the Issuer or the Company, as the case may be, fails to pay any sum in respect of the Bonds when the same becomes due and payable under these Conditions, interest shall accrue on the overdue sum at the rate of 3 per cent. per annum from the due date. Such default interest shall accrue on the basis of the actual number of days elapsed and a 360-day year.

     Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

7.6  BUSINESS DAY

     In this Condition, a "BUSINESS DAY" means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York and London and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered. If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

8.   REDEMPTION, PURCHASE AND CANCELLATION

8.1  MATURITY

     Unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will redeem each Bond at 141.060 per cent. of its principal amount on 7 June 2011 (the "MATURITY DATE"). The Issuer may not redeem the Bonds at its option prior to that date except as provided in Condition 8(b) or Condition 8(c) below (but without prejudice to Condition
     9).

8.2  REDEMPTION AT THE OPTION OF THE ISSUER

     The Issuer may, having given not less than 30 nor more than 60 days' notice to the Bondholders, the Trustee and the Principal Paying Agent (which notice will be irrevocable), redeem all and not some only of the Bonds at a redemption price equal to the Early Redemption Amount on the date specified by the Issuer in the notice to be the date of redemption (the "REDEMPTION DATE") upon the occurrence of the following events and at the times set out below:

     (i) on or at any time after 7 June 2008 and prior to 7 June 2009, if the closing price (translated into US Dollars at the Exchange Rate) of the Shares (as derived from the Daily Quotations Sheet of the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange) for each of the 30 consecutive Trading Days (the last day of such 30-Trading Day period falls within five Trading Days prior to the date upon which notice of such redemption is given) is greater than 145 per cent. of the applicable Early Redemption Amount (as defined below) divided by the Conversion Ratio;

     (ii) on or at any time after 7 June 2009 and prior to 8 May 2011, if the closing price (translated into US Dollars at the Exchange Rate) of the Shares (as derived from the Daily Quotations Sheet of the Hong Kong Stock Exchange or, as the case may be, the equivalent quotation sheet of an Alternative Stock Exchange) for each of the 30 consecutive Trading Days (the last day of such 30-Trading Day period falls within five Trading Days prior to the date upon which notice of such redemption is given) is greater than 130 per cent. of the applicable Early Redemption Amount (as defined below) divided by the Conversion Ratio; and

     (iii) on or at any time after 7 June 2006 and prior to 7 June 2011, if more than 90 per cent. in principal amount of the Bonds has already been converted, redeemed or purchased or cancelled.

     If there shall occur an event giving rise to a change in the Conversion Price during any such 30 consecutive Trading Day period, appropriate adjustments for the relevant days approved by two leading independent investment banks of international repute (acting as experts) selected by the Issuer and approved in writing by the Trustee shall be made for the purpose of calculating the Closing Price for such days. Any conversion of Hong Kong Dollar into US Dollar shall be translated at the Exchange Rate.

     The "EARLY REDEMPTION AMOUNT" of a Bond, for each US$1,000 principal amount of the Bonds, is determined so that it represents for the Bondholders a gross yield of 7.00% per annum, calculated on a semi-annual basis. The applicable Early Redemption Amount for each US$1,000 principal amount of Bonds is calculated on a semi-annual basis in accordance with the following formula rounded up to the nearest cent:

     Early Redemption Amount = Previous Redemption Amount x (1 + r/2) (d/p)

     Previous Redemption Amount = the Early Redemption Amount for each US$1,000 principal amount on the Semi-Annual Date immediately preceding the date fixed for redemption as set out below (or if the Bonds are redeemed prior to 7 December 2006, US$1,000):

                   EARLY REDEMPTION
SEMI-ANNUAL DATE        AMOUNT
----------------   ----------------
                         (US$)
7 December 2006        1,035.00
7 June 2007            1,071.23
7 December 2007        1,108.72
7 June 2008            1,147.52
7 December 2008        1,187.69
7 June 2009            1,229.26
7 December 2009        1,272.28
7 June 2010            1,316.81
7 December 2010        1,362.90
7 June 2011            1,410.60

     r = 7.00 per cent. expressed as a fraction.

     d = number of days from and including the immediately preceding
         Semi-Annual Date (or if the Bonds are to be redeemed on or before 7 December 2006, from and including 7 June 2006) to, but excluding, the date fixed for redemption, calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

     p = 180

8.3  REDEMPTION FOR TAXATION REASONS

     At any time the Issuer may, having given not less than 30 nor more than 60 days' notice to the Bondholders in accordance with Condition 16 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to the Early Redemption Amount on the Redemption Date if:

     (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 9 as a result of any change in, or amendment to, the laws or regulations of Bermuda, British Virgin Islands or, as the case may be, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 7 June 2006, and


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

     (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due.

     Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) certificate signed by two directors of the Issuer stating that the obligation referred to in
     (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (b) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

8.4  REDEMPTION FOR DELISTING OR CHANGE OF CONTROL

     Following the occurrence of a Relevant Event (as defined below), the holder of each Bond will have the right at such holder's option, to require the Issuer to redeem in whole but not in part of that holder's Bonds on the Relevant Event Redemption Date (as defined below) at their Early Redemption Amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the specified office of any Paying Agent (the "RELEVANT EVENT REDEMPTION NOTICE") together with the Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition
     16. The "RELEVANT EVENT REDEMPTION DATE" shall be the 14th day after the expiry of such period of 60 days as referred to above.

     A Relevant Event Redemption Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Bonds the subject of Relevant Event Redemption Notices delivered as aforesaid on the Relevant Event Redemption Date.

     The Trustee shall not be required to take any steps to ascertain whether a Relevant Event or any event which could lead to the occurrence of a Relevant Event has occurred and will not be responsible to Bondholders for any loss arising from any failure by it to do so.

     The Issuer shall give notice to Bondholders in accordance with Condition 16 by not later than 14 days following the first day on which it becomes aware of the occurrence of a Relevant Event, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Bonds pursuant to this Condition and shall give brief details of the Relevant Event.

     A "RELEVANT EVENT" occurs:

     (i) when the Shares cease to be listed or admitted to trading on the Hong Kong Stock Exchange; or

     (ii) when there is a Change of Control.

     For the purposes of this Condition 8(d):

     "CONTROL" means the right to appoint and/or remove all or the majority of the members of the Company's board of directors or other governing body, whether


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

     obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise;

     a "CHANGE OF CONTROL" occurs when:

     (i) any Person or Persons acting together acquires Control of the Company if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Company on the Closing Date;

     (ii) the Company consolidates with or merges into or sells or transfers all or substantially all of the Company's assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Company or the successor entity; or

     (iii) one or more other Persons acquires the legal or beneficial ownership of all or substantially all of the Company's issued share capital.

     "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Company's directors or any other governing board and does not include the Company's wholly-owned direct or indirect subsidiaries.

8.5  REDEMPTION AT THE OPTION OF THE BONDHOLDERS

     On 7 June 2009 (the "PUT OPTION DATE"), the holder of each Bond will have the right at such holder's option, to require the Issuer to redeem in whole but not in part of the Bonds of such holder on the Put Option Date at
     122.926 per cent. of their principal amount. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of redemption, in the then current form obtainable from the specified office of any Paying Agent (the "PUT EXERCISE NOTICE") together with the Certificate evidencing the Bonds to be redeemed not earlier than 60 days and not later than 30 days prior to the Put Option Date.

     A Put Exercise Notice, once delivered, shall be irrevocable (and may not be withdrawn unless the Issuer consents to such withdrawal) and the Issuer shall redeem the Bonds the subject of Put Exercise Notices delivered as aforesaid on the Put Option Date.

8.6  PURCHASES

     The Issuer, the Company or any of their Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

8.7  CANCELLATION

     All Bonds which are redeemed, converted or purchased by the Issuer or the Company or any of their Subsidiaries will immediately be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

8.8  REDEMPTION NOTICES

     All notices to Bondholders given by or on behalf of the Issuer pursuant to Condition 8(b) or (c) will specify the Conversion Price as at the date of the relevant notice, the Conversion Period, the closing price of the Shares (as derived from the Daily Quotations Sheet of the Hong Kong Stock Exchange) as at the latest practicable date prior to the publication of the notice, the date for redemption, the manner in which redemption will be effected and the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice.


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

     No notice of redemption pursuant to Condition 8(b) or (c) may be given if it specifies a due date for redemption falling during the period commencing 60 days and ending 30 days (both inclusive) prior to the Put Option Date (and if given shall not be effective).

9.   TAXATION

     All payments made by the Issuer (or, as the case may be, the Company) under or in respect of the Trust Deed or the Bonds) will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda, British Virgin Islands, or Hong Kong or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer (or, as the case may be, the Company) will pay such additional amounts as will result in the receipt by the Bondholders of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

     (a) to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with Bermuda (or, as the case may be Hong Kong or British Virgin Islands) otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

     (b) (in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

     (c) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

     (d) by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

     For the purposes hereof, "RELEVANT DATE" means whichever is the later of
     (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

     References in these Conditions to principal and premium (if any) shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.


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

10.  EVENTS OF DEFAULT

     The Trustee at its discretion may, and if so requested in writing by the holders of not less than 20 per cent. in principal amount of the Bonds then outstanding or if so directed by an Extraordinary Resolution shall (subject to being indemnified and/or secured by the holders to its satisfaction), give notice to the Issuer that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at the Early Redemption Amount (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 6) if:

     (a) a default is made for more than three business days (as defined in Condition 7(f)) in the payment of any principal or Early Redemption Amount due in respect of the Bonds;

     (b) any failure by the Company to deliver Shares as and when the Shares are required to be delivered following conversion of Bonds or any Cash Settlement Amount;

     (c) the Issuer or the Company does not perform or comply with one or more of its other obligations in the Bonds or the Trust Deed which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days after written notice of such default shall have been given to the Issuer or the Company (as the case may be) by the Trustee;

     (d) the Issuer, the Company or any of the Material Subsidiaries is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer, the Company or any of the Material Subsidiaries; an administrator or liquidator of the Issuer, the Company or any of the Material Subsidiaries or the whole or any material part of the assets and turnover of the Issuer, the Company or any of the Material Subsidiaries is appointed (or application for any such appointment is made;

     (e) (i) any other present or future indebtedness (whether actual or contingent) of the Issuer, the Company or any of the Material Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer, the Company or any of the Material Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this paragraph (e) have occurred equals or exceeds US$10,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such


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

          amount becomes due and payable or is not paid under any such guarantees or indemnity;

     (f) a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer, the Company or any of the Material Subsidiaries and is not discharged or stayed within 30 days;

     (g) an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer, the Company or any of the Material Subsidiaries (except for a members' voluntary solvent winding-up), or the Issuer, the Company or any of the Material Subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations and except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (i) on terms approved by an Extraordinary Resolution of the Bondholders, or (ii) in the case of its Material Subsidiary, whereby the undertaking and assets of such Material Subsidiary are transferred to or otherwise vested in the Issuer, the Company or another of the Material Subsidiaries;

     (h) an encumbrancer takes possession or an administrative or other receiver, manager, administrator or other similar officer is appointed, of the whole or any material part of the property, assets or turnover of the Issuer, the Company or any of the Material Subsidiaries (as the case may be) and is not discharged within 30 days;

     (i) (i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Issuer, the Company or any of the Material Subsidiaries; or (ii) the Issuer, the Company or any of the Material Subsidiaries is prevented from exercising control over all or any substantial part of its property, assets and turnover in the ordinary course of business;

     (j) any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and the Trust Deed, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Bonds and the Trust Deed admissible in evidence in the courts of Bermuda, British Virgin Islands or England is not taken, fulfilled or done;

     (k) it is or will become unlawful for the Issuer or the Company to perform or comply with any one or more of its obligations under any of the Bonds or the Trust Deed;

     (l) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs.

     Notwithstanding receipt of any payment after the acceleration of the Bonds, a Bondholder may exercise its Conversion Right by depositing a Conversion Notice with a Conversion Agent or Paying Agent during the period from and including the date of a default notice with respect to an event specified in Condition 10(b) (at which time the Company will notify the Bondholders of the number of Shares per Bond to


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

     be delivered upon conversion, assuming all the then outstanding Bonds are converted) to and including the 30th business day after such payment.

     If any converting Bondholder deposits a Conversion Notice pursuant to this Condition 10 in the business day prior to, or during, a Closed Period, the Bondholder's Conversion Right shall continue until the business day following the last day of the Closed Period, which shall be deemed the Conversion Date, for the purposes of such Bondholder's exercise of its Conversion Right pursuant to this Condition 10.

     If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, the Company will deliver Shares (which number will be disclosed to such Bondholder as soon as practicable after the Conversion Notice is given) in accordance with the Conditions, except that the Company shall have 12 business days before it is required to register the converting Bondholder (or its designee) in its register of members as the owner of the number of Shares to be delivered pursuant to this Condition and an additional five business days from such registration date to make payment in accordance with the following paragraph.

     If the Conversion Right attached to any Bond is exercised pursuant to this Condition 10, the Company shall, at the request of the converting Bondholder, calculate and pay to such Bondholder an amount in Hong Kong dollars (the "DEFAULT CURE AMOUNT"), equal to the product of (x) (i) the number of Shares that are required to be delivered by the Company to satisfy the Conversion Right in relation to such converting Bondholder minus (ii) the number of Shares that are actually delivered by the Company pursuant to such Bondholders' Conversion Notice and (y) the Share Price (as defined below) on the Conversion Date; provided that if such Bondholder has received any payment under the Bonds pursuant to this Condition 10, the amount of such payment shall be deducted from the Default Cure Amount.

     "SHARE PRICE" means the closing price of the Shares as quoted by the Hong Kong Stock Exchange or, as the case may be, Alternative Stock Exchange on the Conversion Date or, if no reported sales take place on such date, the average of the reported closing bid and offered prices, in either case as reported by the Hong Kong Stock Exchange or other applicable securities exchange on which the Shares are listed for such day as furnished by a reputable and independent broker-dealer selected from time to time by the Trustee at the expense of the Company for such purpose.

11.  PRESCRIPTION

     Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of default interest or premium (if any)) from the relevant date (as defined in Condition 9) in respect thereof.

12.  ENFORCEMENT

     At any time after the Bonds have become due and repayable, the Trustee may, at its sole discretion and without further notice, take such proceedings against the Issuer and the Company as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Trust Deed, but it will not be bound to take any such proceedings unless (a) it shall have been so requested in writing by the holders of not less than 20 per cent. in principal amount of the Bonds then outstanding or shall have been so directed by an Extraordinary Resolution of the Bondholders and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer or the Company unless the Trustee,


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

     having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

13.  MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER

13.1 MEETINGS

     The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, premium, or default interest (including any Early Redemption Amount) or Equivalent Amount payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Conversion Rights, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be two or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent. in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution.

13.2 MODIFICATION AND WAIVER

     The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 13(a) above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement or the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds or the Trust Deed which, in the Trustee's opinion, is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification, waiver or authorisation will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

13.3 INTERESTS OF BONDHOLDERS

     In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation or waiver) the Trustee shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Company or the Trustee, any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders except to the extent provided for in Condition 9 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.


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

     In the event of the passing of an Extraordinary Resolution in accordance with Condition 13(a), a modification, waiver or authorisation in accordance with Condition 13(b), the Issuer will procure that (i) the Bondholders be notified in accordance with Condition 16; (ii) the Singapore Exchange Securities Trading Limited be notified; and (iii) all relevant requirements of the Singapore Exchange Securities Trading Limited be complied with (including the preparation of any supplemental listing particulars, if necessary).

14.  REPLACEMENT OF CERTIFICATES

     If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

15.  FURTHER ISSUES

     The Issuer may from time to time, without the consent of the Bondholders, create and issue further Bonds having the same terms and conditions as the Bonds in all respects and so that such further issue shall be consolidated and form a single series with the Bonds. Such further Bonds may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

16.  NOTICES

     All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Hong Kong (which is expected to be South China Morning Post) or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the later of the date of such publication or, if published more than once, on the first date on which publication is made.

17.  AGENTS

     The names of the initial Agents and the Registrar and their specified offices are set out below. Each of the Issuer and the Company reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any European Directive on the taxation of savings implementing the provisions of the ECOFIN Council Meeting of 26th-27th November 2000 or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside Hong Kong and the United Kingdom. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days' notice will be given.

     The Issuer shall also promptly notify the Singapore Exchange Securities Trading Limited any termination, appointment or changes as described in this Condition 17.


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

18.  INDEMNIFICATION

     The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and the Company and any entity related to the Issuer and the Company without accounting for any profit.

     The Trustee may rely without liability to Boldholders on any certificate prepared by the directors of the Company and accompanied by a certificate or report prepared by an internationally recognized firm of accountants pursuant to these Conditions and/or the Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognized form of accountants' liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer or the Company to procure such delivery under these Conditions; and such certificate or report shall be conclusive and binding on the Issuer, the Company, the Trustee and the Boldholders.

19.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

20.  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     The Bonds, the Trust Deed and the Agency Agreement are governed by, and shall be construed in accordance with, the laws of England and Wales. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds, each of the Issuer and the Company has in the Trust Deed irrevocably submitted to the jurisdiction of the courts of England and in relation thereto, has appointed Baker & Mckenzie, London at 100 New Bridge Street, EC4V 6JA, England as its agent for service of process in England.


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

                 PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

              The Bank of New York acting through its London branch
                          48th Floor, One Canada Square
                                 London E14 5AL
                                 United Kingdom

                                    REGISTRAR

                              The Bank of New York,
                       101 Barclay Street, 21st Floor West
                               New York, NY 10286
                            United States of America

                                     TRUSTEE

              The Bank of New York acting through its London branch
                          48th Floor, One Canada Square
                                 London E14 5AL
                                 United Kingdom


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

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please Print or Typewrite Name and Address of Transferee)

US$___ principal amount of the Bonds (having identifying numbers [_____])in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:       ________________________
US$ account number: ________________________
For the account of: ________________________

Dated: ________________________________ Certifying Signature: __________________
Name: _________________________________

Notes:

(i) A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(ii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

(iii) This form and certificate of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

(iv) The transferor will be deemed to have represented, acknowledged and agreed that any Bond or beneficial interest therein, or any Shares issued upon conversion of the Bonds may be sold, pledged or otherwise transferred only:

     (a) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S;

     (b) pursuant to an exemption from registration under the Securities Act, if available; or

     (c) pursuant to an effective registration statement under the Securities Act, and in each of cases (b) and (c), in accordance with applicable securities laws of the states of the United States.

                                   SCHEDULE 2
                           FORM OF GLOBAL CERTIFICATE

                                                              ISIN: XS0254267890
                                                          Common Code: 025426789

                        BRILLIANCE CHINA FINANCE LIMITED
         (INCORPORATED WITH LIMITED LIABILITY IN BRITISH VIRGIN ISLANDS)
                        [US$182,678,000]/[US$30,000,000]*
                ZERO COUPON GUARANTEED CONVERTIBLE BONDS DUE 2011
                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

THE BONDS EVIDENCED HEREBY (THE "BONDS") OR THE SHARES OF BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED (THE "COMPANY") ISSUABLE UPON CONVERSION OF THE BONDS (THE "SHARES") HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, AND PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE BONDS AND THE LATEST CLOSING DATE (THE "DISTRIBUTION COMPLIANCE PERIOD"), THE BONDS AND THE SHARES ISSUABLE UPON CONVERSION OF THE BONDS MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY US PERSON OUTSIDE THE UNITED STATES OR ANY PERSON IN THE UNITED STATES. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING AND FOLLOWING RESTRICTIONS. THIS LEGEND WILL NO LONGER BE EFFECTIVE AFTER THE END OF THE DISTRIBUTION COMPLIANCE PERIOD, AFTER WHICH THE BONDS EVIDENCED HEREBY AND THE SHARES ISSUABLE UPON CONVERSION OF THE BONDS WILL NO LONGER BE SUBJECT TO THE RESTRICTIONS SET FORTH IN THIS LEGEND, PROVIDED THAT AT SUCH TIME AND THEREAFTER THE OFFER OR SALE OF THE BONDS EVIDENCED HEREBY OR THE SHARES ISSUABLE UPON CONVERSION OF THE BONDS WOULD NOT BE RESTRICTED UNDER ANY APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR OF THE STATES OR TERRITORIES OR JURISDICTIONS OF THE UNITED STATES.

                               GLOBAL CERTIFICATE

The Bonds in respect of which this Global Certificate is issued are in registered form and form part of the series designated as specified in the title (the "BONDS") of Brilliance China Finance Limited (the "ISSUER").

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of [US$182,678,000]/[US$30,000,000] or such other amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate.

For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions, as referred to below.

The Bonds are constituted by a Trust Deed dated [7 June 2006] and made between the Issuer, Brilliance China Automotive Holdings Limited (the "COMPANY") and The Bank of New York, London branch as trustee (the "TRUSTEE") and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (the "CONDITIONS" or the "TERMS & CONDITIONS") set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

The Bonds in respect of which this Global Certificate is issued are convertible into fully-paid ordinary shares of par value US$0.01 each of the Company subject to and in accordance with the Conditions and the Trust Deed.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates if either Euroclear or Clearstream (or any other clearing system (an "ALTERNATIVE CLEARING SYSTEM") as shall have been designated by the Issuer and the Company and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer will at its own expense cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and dispatch to all Bondholders. A person with an interest in the Bonds in respect of which this Global Certificate is issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

The Registrar will not register the exchange of interests in this Global Certificate for individual Definitive Certificates for a period of 15 calendar days preceding the due date for any payment of principal and premium (if any) in respect of the Bonds.

MEETINGS

The registered holder of this Global Certificate will be treated as being two persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each US$1,000 in principal amount of Bonds for which this Global Certificate is issued. The Trustee may allow a person with an interest in Bonds in respect of which this Global Certificate has been issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

CANCELLATION

Cancellation of any Bond by the Issuer following its redemption, conversion or purchase by the Issuer will be effected by a reduction in the principal amount of the Bonds in the register of Bondholders.

TRUSTEE'S POWERS

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system, the Trustee may, to the extent it considers it appropriate to do so in the circumstances but without being obliged to do so, (a) have regard to any information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Bonds and (b) may consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

CONVERSION

Subject to the requirements of Euroclear and Clearstream (or any Alternative Clearing System), the Conversion Right attaching to a Bond in respect of which this Global Certificate is issued, may be exercised by the presentation (which may be by facsimile transmission) thereof to or to the order of the Principal Agent of one of more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest in such Bond. Deposit of this Global Certificate with the Principal Agent together with the relevant Conversion Notice(s) shall not be required. The exercise of the Conversion Right shall be notified by the Principal Agent to the Registrar and the holder of this Global Certificate.

PAYMENT

Payments of principal and premium (if any) in respect of Bonds represented by this Global Certificate will be made without presentation or if no further payment falls to be made in respect of the Bonds, against presentation and surrender of this Global Certificate to or to the order of the Principal Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

NOTICES

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream or the Alternative Clearing System, notices to Bondholders may be given by delivery of the relevant notice to Euroclear or Clearstream or the Alternative Clearing System, for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

BONDHOLDER'S REDEMPTION

The Bondholders' redemption option in Conditions 8(d) and 8(e) may be exercised by the holder of this Global Certificate giving notice (which may be made by facsimile transmission) to the Principal Agent of the principal amount of Bonds in respect of which the option is exercised and presenting this Global Certificate for endorsement or exercise within the time limits specified in those Conditions.

REGISTRATION OF TITLE

Certificates in definitive form for individual holdings of Bonds will not be issued in exchange for interests in Bonds in respect of which this Global Certificate is issued, except if either Euroclear or Clearstream (or any Alternative Clearing System on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

TRANSFERS

Transfers of interests in the Bonds will be effected through the records of Euroclear and Clearstream and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream and their respective direct and indirect participants.

ENFORCEMENT

For all purposes other than with respect to the payment of principal and premium (if any) on the Bonds in respect of which the Global Certificate is issued, each person who is for the time being shown in the records of Euroclear or Clearstream as the holder of a particular principal amount of such Bonds (in which regard any certificate or other document issued by Euroclear or Clearstream as to the principal amount of Bonds represented by a Global Certificate standing to the account of any person shall be conclusive and binding for all purposes) shall be recognised as (i) the holder of such principal amount of Bonds and (ii), to the extent of such principal amount, as if he was himself the holder of the Bonds in such principal amount.

This Global Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Certificate is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Global Certificate to be signed on its behalf.

Dated 7 June 2006

BRILLIANCE CHINA FINANCE LIMITED


By:
    ---------------------------------
    Director/Authorised Signatory

CERTIFICATE OF AUTHENTICATION

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

THE BANK OF NEW YORK as Registrar


By:
    ---------------------------------
    Authorised Signatory

Dated:
       ------------------------------

* A separate Global Certificate will be issued if the Optional Bonds are issued.

                                   SCHEDULE A

  SCHEDULE OF INCREASES/REDUCTIONS IN PRINCIPAL AMOUNT OF BONDS IN RESPECT OF
                    WHICH THIS GLOBAL CERTIFICATE IS ISSUED

The following increases/reductions in the principal amount of Bonds in respect of which this Global Certificate is issued have been made as a result of: (i) exercise of the Conversion Rights attaching to Bonds or (ii) redemption of Bonds or (iii) issue of Definitive Certificates in respect of the Bonds or (iv) purchase and cancellation of the Bonds or (v) issue of Definitive Certificates in respect of the Bonds:

DATE OF CONVERSION / REDEMPTION /    AMOUNT OF              PRINCIPAL AMOUNT OF      NOTATION MADE BY OR
ISSUE OF DEFINITIVE CERTIFICATES /   INCREASE/DECREASE IN   THIS GLOBAL              ON BEHALF OF THE
PURCHASE AND CANCELLATION OF THE     PRINCIPAL AMOUNT OF    CERTIFICATE FOLLOWING    REGISTRAR
BONDS (STATING WHICH)                THIS GLOBAL            SUCH INCREASE/DECREASE
                                     CERTIFICATE

                 PRINCIPAL PAYING, CONVERSION AND TRANSFER AGENT

              The Bank of New York acting through its London branch
                          48th Floor, One Canada Square
                                 London E14 5AL
                                 United Kingdom

                                   REGISTRAR

                              The Bank of New York,
                       101 Barclay Street, 21st Floor West
                               New York, NY 10286
                            United States of America

                                     TRUSTEE

              The Bank of New York acting through its London branch
                          48th Floor, One Canada Square
                                 London E14 5AL
                                 United Kingdom

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Global Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

                               Name, address and account for
Principal Amount transferred       payments of transferee
----------------------------   -----------------------------



Dated:                        Certifying Signature:
       --------------------                         ----------------------------
Name:
      ---------------------

Notes:

(i) A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(ii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Agent or the Registrar may require.

(iii) This form and certificate of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

(iv) The transferor will be deemed to have represented, acknowledged and agreed that any Bond or beneficial interest therein, or any Shares issued upon conversion of the Bonds may be sold, pledged or otherwise transferred only:

     (a) in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S;

     (b) pursuant to an exemption from registration under the Securities Act, if available; or

     (c) pursuant to an effective registration statement under the Securities Act, and in each of cases (b) and (c), in accordance with applicable securities laws of the states of the United States.

                                   SCHEDULE 3
                     PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.1 A holder of a Bond may by an instrument in writing (a "FORM OF PROXY") in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal (if applicable) or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 48 hours before the time fixed for any meeting, appoint any person (a "PROXY") to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

1.2 A holder of a Bond which is a corporation may by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution of its directors or other governing body in English authorise any person to act as its representative (a "REPRESENTATIVE") in connection with any meeting or proposed meeting of Bondholders.

1.3 A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

1.4 "BLOCK VOTING INSTRUCTION" shall mean a document in the English language issued by the Principal Agent and dated, in which:

     (a) it is certified that Bonds are registered in the books and records maintained by the Registrar in the names of specified registered holders;

     (b) it is certified that each holder of such Bonds or a duly authorised agent on his or its behalf has instructed the Principal Agent that the vote(s) attributable to his or its Bonds so deposited or registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment but without prejudice to the provisions of paragraph 1.4 above;

     (c) the total number and the identifying numbers of the Bonds so registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

     (d) any person named in such document (hereinafter called a "PROXY") is authorised and instructed by the Principal Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (b) and (c) above as set out in such document.

1.5 Block voting instructions and forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds of the relevant Series to which such block voting instructions or form of proxy relates.

2. Each of the Issuer, the Company and the Trustee may at any time convene a meeting of Bondholders. If the Trustee receives a written request by Bondholders holding at least 10 per cent. in principal amount of the Bonds for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of Bondholders. Every meeting shall be held at a time and place approved by the Trustee.

3. At least 21 days' notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders to convene a meeting of Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting, be given in the manner provided in the Conditions and shall specify, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their directors or other governing body and by delivering an executed copy of such resolution to the Agent not later than 48 hours before the time fixed for the meeting.

4. A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may act as chairman of a meeting but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of them to be chairman, failing which, the Issuer, may appoint the chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

5. At a meeting two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted unless the requisite quorum be present at the commencement of business. The quorum at a meeting for passing an Extraordinary Resolution shall (subject as provided below) be two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate over 50 per cent. in principal amount of the Bonds for the time being outstanding provided that the quorum at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16 shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 66 per cent. in principal amount of the Bonds for the time being outstanding.

6. If within 15 minutes from the time fixed for a meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders or if the Issuer, the Company and the Trustee agree, be dissolved. In any other case it shall stand adjourned to such date, not less than 14 nor more than 42 days later, and to such place as the chairman may decide. At such adjourned meeting two or more persons present in person holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16 the quorum shall be two or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 33 per cent. in principal amount of the Bonds for the time being outstanding.

7. The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting which might not lawfully have been transacted at the meeting from which the adjournment took place.

8. At least 10 days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

9. Each question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a holder of a voting certificate or as a proxy or representative.

10. Unless a poll is (before or on the declaration of the result of the show of hands) demanded at a meeting by the chairman, the Issuer, the Company, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than two per cent. in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11. If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12. A poll demanded on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. The Issuer, the Company and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend or speak at a meeting of Bondholders unless he is the holder of a Bond or is a proxy or a representative.

14. On a show of hands every holder who is present in person or any person who is present and is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each Bond produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

15.  A proxy need not be a Bondholder.

16. A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary
     Resolution:

(a) to sanction any proposal by the Issuer or the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the

     Bondholders against the Issuer or the Company whether or not such rights arise under this Trust Deed;

(b) to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, bonds, or other obligations or securities of the Issuer or the Company or any other entity;

(c) to assent to any modification of this Trust Deed or the Bonds which shall be proposed by the Issuer, the Company or the Trustee;

(d) to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(e) to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(f) to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

(g) to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed;

(h)  to approve a proposed new Trustee and to remove a Trustee; and

(i) to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 5 and, in the case of an adjourned meeting, in the proviso to paragraph 6 shall apply for the purpose of making any modification to the provisions contained in this Trust Deed or the Bonds which would have the effect of:

     (i)  modifying the due date for any payment in respect of the Bonds; or

     (ii) reducing or cancelling the amount of principal, premium (including any Early Redemption Amount) or Equivalent Amount or the rate of default interest payable in respect of the Bonds or changing the method of calculation of the Early Redemption Amount; or

     (iii) changing the currency of payment of the Bonds; or

     (iv) modifying or cancelling the Conversion Rights or the options specified in Condition 8(b), 8(d) or 8(e); or

     (v) modifying the provisions contained in this Schedule concerning the quorum required at a meeting of Bondholders or the majority required to pass an Extraordinary Resolution or sign a resolution in writing; or

     (vi) amending this proviso.

17. An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

18. The expression "EXTRAORDINARY RESOLUTION" means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast at such meeting.

19. A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Bonds who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

20. Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21. Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them or regarding the making of resolutions in writing as the Trustee may in its sole discretion determine including (without limitation) such regulations and requirements as the Trustee thinks reasonable to satisfy itself that persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and that those who purport to attend or vote at a meeting or to sign a written resolution are entitled to do so.


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

IN WITNESS whereof this Trust Deed has been executed and delivered as a deed on the date stated at the beginning.


The COMMON SEAL of                  )
BRILLIANCE CHINA FINANCE LIMITED    )   /s/ Ng Siu On
was affixed to this Trust Deed      )   ----------------------------------------
in the presence of:                 )


The COMMON SEAL of                  )
BRILLIANCE CHINA AUTOMOTIVE         )   /s/ Wu Xiao An
HOLDINGS LIMITED                    )   ----------------------------------------
was affixed to this Trust Deed      )
in the presence of:                 )


THE BANK OF NEW YORK,               )   /s/ Kenneth Cheong
LONDON BRANCH                       )   ----------------------------------------


By:                                 )
    --------------------------------


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